                                                                  EXHIBIT 10.12



                         BUILD-TO-SUIT LEASE AGREEMENT
                                    BETWEEN



                            CARRAMERICA REALTY, L.P.
                                   (LANDLORD)


                                      AND


                            J. D. EDWARDS & COMPANY
                                    (TENANT)




                         DATED AS OF DECEMBER 30, 1996

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
1.       Granting Clause  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

2.       Acceptance of Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

3.       Use  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

4.       Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

5.       Base Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

6.       Operating Expense Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

7.       Utilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

8.       Taxes - Assessments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

9.       Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

10.      Maintenance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

11.      Alterations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

12.      Restoration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

13.      Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

14.      Subletting, Assignment and Contraction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

15.      Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

16.      Inspection and Access  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

17.      Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

18.      Surrender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

19.      Holding Over . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

20.      Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

21.      Landlord's Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

22.      Tenant's Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

23.      Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                                                                                                     Page
                                                                                                                     ----
24.      Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

25.      Mortgagee Protection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

26.      Mechanic's Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

27.      Estoppel Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

28.      Environmental Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

29.      Force Majeure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

30.      Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

31.      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

32.      Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

33.      Rules and Regulations; Signage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

34.      No Security Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

35.      Management and Operation of Building . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

36.      Self Help  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

37.      Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

38.      Options to Extend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

39.      Tenant's Right of First Offer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

40.      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                         BUILD-TO-SUIT LEASE AGREEMENT
                               [Denver, Colorado]


THIS LEASE AGREEMENT is made as of this _____ day of December, 1996, between CARRAMERICA REALTY, L.P., a Delaware limited partnership ("Landlord"), and the Tenant named below.

================================================================================================================
TENANT:                           J. D. Edwards & Company, a Colorado corporation.
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
TENANT'S REPRESENTATIVE,          David M. Hurtado
ADDRESS, AND PHONE NO.:           J. D. Edwards & Company
                                  8055 E. Tufts Avenue, Suite 1331
                                  Denver, CO  80237
                                  (303) 488-1188
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
PREMISES:                         All of the rentable area in the Building, excluding Common Areas, and any area occupied by an on-site building management office, but including locker rooms and shower facilities.  Attached hereto as Exhibit B is a document entitled "J.D. Edwards & Company Building Statistics", which describes the rentable area within the Building.
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
INITIAL IMPROVEMENTS:             The improvements to be constructed pursuant to the Supplement to Lease
                                  Agreement on the land described on attached Exhibit A ("Land").
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
BUILDING:                         The building being constructed as part of the Initial Improvements, to be known as the J. D. Edwards Building, or such name as Tenant shall designate from time to time as provided herein, and to be located at 4555 So. Ulster
                                  Street Parkway, Denver, Colorado.
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
LEASE TERM:                       Beginning on the date of this Lease and ending on the last day of the 180th full calendar month after the Rent Commencement Date:
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
RENT COMMENCEMENT DATE:           The earlier of (i) October 1, 1997 or (ii) the Beneficial Occupancy Date.
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
BENEFICIAL OCCUPANCY DATE:        Ten Business days after issuance of a tenant improvement certificate or certificates of occupancy (which may be temporary) permitting Tenant to occupy not less than one full floor of the Premises.  In the event of any dispute as to such date, the decision of the Interiors Architect for the
                                  Building shall be final.
---------------------------------------------------------------------------------------------------------------
BASE RENT:                        See Paragraph 5 of this Lease and Article 4 of the Supplement to Lease
                                  Agreement
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
BROKER:                           None
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
CONSTRUCTION CONTRACT:            That certain Construction Contract dated May 1, 1996 between Tenant and
                                  Hensel Phelps Construction Co. ("General Construction Contractor") duly assigned to Landlord by Tenant.
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
ARCHITECTS CONTRACTS:             That certain Agreement dated May 1, 1996 between Tenant and C.W. Fentress
                                  J.H. Bradburn and Associates, P.C. (the "Core and Shell Architect") (Core
                                  and Shell) and that certain Agreement for Interior Design Services dated
                                  May 1, 1996 between Tenant as client and VOA Associates Incorporated
                                  ("Interiors Architect").
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
SUPPLEMENT TO                     The Supplement to Lease Agreement (Construction of Improvements) of even
LEASE AGREEMENT:                  date with this Lease, between Landlord and Tenant.
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
MANAGER:                          The property manager for the Building, which shall be Landlord or its designee.
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
COMMON AREAS:                     That portion of the Building which consists of the entrance lobby, corridors to the lobby and office suites, stairwells, rest rooms for the building (but not including locker rooms and shower facilities, which shall be deemed to be part of the Premises), loading dock, plumbing or heating, ventilation, and air conditioning (HVAC) rooms used for the whole Building, the roof, general terraces open to all tenants, storage rooms for the exclusive use of maintaining the Building and operating plant, courtyards, atriums, elevators, and any other area that is open to all tenants and their guests or that is for the general good of the whole Building.  The foregoing notwithstanding, so long as the Premises include all of the rentable area on any floor, the Premises shall include the elevator vestibules, corridors and all restrooms on such floor and such areas shall not be deemed to be "Common Areas".
===============================================================================================================

         1. GRANTING CLAUSE. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

         2. ACCEPTANCE OF PREMISES. Tenant is constructing the Initial Improvements and hereby accepts the Premises in its condition as of the date hereof, subject to all provisions of the Supplement to Lease Agreement or restrictions of all applicable covenants of record and the applicable zoning and other laws regulating the use of the Premises. Tenant acknowledges that Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business. The risk of any defect or deficiency in the Premises, or any portion thereof, of any nature, whether patent or latent, as between Landlord and Tenant, is to be borne by Tenant. As provided in the Supplement to Lease Agreement, Tenant shall be entitled to enforce any and all warranties and guarantees under the Construction Contract. Within thirty (30) days after the Beneficial Occupancy Date, the parties will execute an acknowledgment letter for the purpose of confirming the Rent Commencement Date, the amount of Base Rent (separately identifying the components of Base Rent calculated pursuant to Paragraphs 4.1 and 4.2 of the Lease Supplement), the rentable square footage of each floor of the Building, the total rentable square footage of the Building, and the core factors for the Building. To the extent that any of such items differ from the projected square footages shown on Exhibit B, the parties agree to amend Exhibit B to conform. Rentable square footage and core factors shall be determined by the Interiors Architect in accordance with BOMA standards.

         3. USE. The Premises shall be used only for general office purposes, including software demonstration and training, and for no other purposes, which use shall be consistent with use of other first class office buildings in the Denver Technological Center. Tenant will use the Premises in a careful, safe and proper manner and shall not commit waste, overload the floors or structure of the Premises, or subject the Premises to any use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance. Outside storage, including without limitation, storage of trucks and other vehicles (except vehicles used in connection with Tenant's business), is prohibited except to the extent permitted by and in accordance with any conditions imposed under applicable Legal Requirements (defined in the following Paragraph) and recorded covenants. Tenant shall pay the amount of any increase in the cost of any insurance carried by Landlord for the Premises that is caused by Tenant's use of the Premises. Tenant shall comply with all covenants or restrictions of record applicable to the Premises and any reasonable rules and regulations with respect to the Premises that are not inconsistent with this Lease promulgated by Landlord in accordance with this Lease after reasonable notice to Tenant. Any occupation of the Premises by Tenant before the Rent Commencement Date shall be subject to all obligations of Tenant under this Lease.

         Anything in this Lease to the contrary notwithstanding, Tenant may use a portion of the Premises for a cafeteria providing food services to its employees and invitees, and a portion of the basement of the Premises for a florist shop for employees and invitees, subject in each case to the following conditions: (i) Tenant, at its cost, shall obtain and maintain all required permits and licenses and shall comply with all Legal Requirements applicable to each such use; (ii) such cafeteria and florist shop shall not be open to the general public; (iii) the portion of the Premises used for such cafeteria and florist shop shall be subject to Landlord's reasonable approval; and (iv) if Tenant employs or contracts with any third party vendors to provide food or beverage services or operation of or services within the florist shop, any such vendor shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed and Tenant shall be solely responsible for compliance by any such vendor with the requirements of this Paragraph. In addition, the following conditions shall apply with respect to the florist shop: (a) the area of the basement of the Premises occupied by such shop and any related storage facilities shall not exceed 1,000 square feet; (b) the florist shop and any fixtures and equipment incorporated therein shall not be deemed to be part of the Initial Improvements and Landlord shall have no obligation to pay any of the cost of such items; and (c) any alterations or additions to the Premises in connection with the florist shop (including the initial construction thereof) shall be deemed to be Alterations subject to the provisions of Section 11.

         4. COMPLIANCE WITH LAWS. Tenant, at its sole expense, shall comply with and make necessary modifications, alterations, or additions, whether substantial or insubstantial required by: (i) all municipal, county, state and federal statutes, laws, ordinances, and regulations and all private covenants, conditions and restrictions applicable to the Premises, the Building or Tenant's use thereof, including, without limitation, the Americans with Disabilities Act of 1990 ("ADA"), as amended and supplemented by further laws from time to time (collectively, "Legal Requirements"); and (ii) all material terms of any insurance policy covering or applicable to the Premises, all material requirements of the issuer of any such policy, and all material orders, rules, regulations, and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon Landlord or Tenant or the Premises or any use or condition of the Premises (collectively, "Insurance Requirements"). The foregoing notwithstanding, Tenant shall not be responsible for any modifications due to changes in Legal Requirements occurring after Project Close-Out and which are required for general office use (as opposed to any specific use by Tenant or any of its subtenants); and Landlord shall bear the cost of any such modifications; provided that such cost shall be amortized and included in Operating Expenses as provided in Exhibit C. In the event additions, alterations or other accommodations to the Premises, the Building, or the Common Areas are required as a result of Tenant's occupancy or actions, which would not otherwise be required of Landlord under the ADA or regulations promulgated thereunder, Tenant shall be solely responsible for and shall indemnify and hold harmless Landlord, its successors and assigns, for, from and against any loss, damage, cost, claim, expense or liability directly or indirectly arising out of or attributable to such occupancy or action. An order or directive by a building official or other appropriate authority is not a prerequisite for Tenant's obligations under this Paragraph 4. Tenant, at its sole expense, shall obtain and maintain all permits, licenses, and other governmental approvals in a form transferable to Landlord (to the extent permitted by law) required for the use, occupancy or possession of the Premises by Tenant and any permits for any constriction in or to the Premises. At Tenant's request, Landlord shall without charge sign, but without any obligation to incur any liability or responsibility, applications for all permits and other instruments that may be necessary or appropriate for the use of the Premises as contemplated herein.

         5. BASE RENT. Tenant shall pay Base Rent as calculated in the Supplement to Lease Agreement. The first full or partial month's Base Rent shall be due and payable on the Rent Commencement Date, and Tenant promises to pay to Landlord in advance without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Rent Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated based upon the number of days in such month. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except where expressly provided in this Lease. Tenant waives and releases all statutory liens and offset rights as to rent. If Tenant is delinquent in any monthly installment of Base Rent, and such delinquency continues for more than ten (10) days (provided that such ten-day grace period shall not apply to more than two delinquencies in any twelve-month period) Tenant shall pay to Landlord on demand a late charge equal to two percent (2%) of such delinquent sum. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty. Base Rent shall increase as of the thirty-seventh month and as of the eighty-fifth month after the Rent Commencement Date by an amount equal to the increase in the Consumer Price Index from the Rent Commencement Date or the third anniversary of the Rent Commencement Date, as the case may be; provided, however, in no event shall the Base Rent be increased on either such date by more than 6% per annum or, in the case of the first such increase, by less than 1% per annum, compounded annually, on a cumulative basis from the beginning of the Lease term. "Consumer Price Index" means the Consumer Price Index for All Urban Consumers (Revised Series) (CPI-U). All Items, U.S. City Average (1982-1984 equals 100) of the United States Department of Labor, Bureau of Labor Statistics. If the manner in which the Consumer Price Index is calculated shall be revised, Landlord shall make an adjustment in such revised index so as to produce results equivalent, as nearly as possible, to those which would have been obtained if the Consumer Price Index had not been so revised. If the Consumer Price Index shall become unavailable to the public because publication is discontinued or otherwise, Landlord will substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index shall be available, then a comparable index published by a major bank or other financial institution or by a university or a recognized financial publication.

         6. OPERATING EXPENSE PAYMENTS. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of the Operating Expenses. Payments thereof for any fractional calendar month shall be prorated based on the number of days in such month. The term "Operating Expenses" is defined in Exhibit C.

                 Adjustments for overpayment or underpayment on account of Tenant's obligation for Operating Expenses shall be made as soon as practicable after the end of a year, and payment by Tenant or credit and refund by Landlord, as appropriate, shall be effected within fifteen (15) days after a final determination of the amount thereof and billing therefor by Landlord to Tenant, provided that with respect to any overpayment by Tenant, Landlord shall have the option to credit such overpayment against installments of Operating Expenses next due and owing by Tenant.

         This Lease is a net lease and any present or future law to the contrary notwithstanding, shall not terminate except as expressly provided herein. Except as may be expressly provided herein, Tenant shall not be entitled to any abatement, reduction, set-off, counterclaim, defense or deduction with respect to any Base Rent, Operating Expenses or other sum payable hereunder, nor shall the obligations of Tenant hereunder be affected other than as expressly provided for herein, for any reason, including any damage to or destruction of the Premises or any part thereof; any taking of the Premises or any part thereof or interest therein by condemnation or otherwise; any prohibition, limitation, restriction or prevention of Tenant's use, occupancy or enjoyment of the Premises or any part thereof or any interference with such use, occupancy or enjoyment by any person or for any other reason; any title defect or encumbrance or any matter affecting title to the Premises or any part thereof; any eviction by paramount title or otherwise; any default by Landlord hereunder; any proceeding relating to Landlord; the impossibility or illegality of performance by Landlord, Tenant or both; any action of governmental authority; any breach of warranty or misrepresentation; any defect in the condition, quality or fitness for use of the Premises or any part thereof; or any other cause whether similar or dissimilar to the foregoing and whether or not Tenant shall have notice or knowledge or any of the foregoing. Except as expressly provided in this Lease, Tenant hereby waives and releases (i) all right to terminate or surrender this Lease, (ii) all right to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Base Rent, Operating Expenses, Taxes or other sum payable by Tenant hereunder, and (iii) all statutory liens and offset rights as to rent.

         70      UTILITIES.  Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. Landlord may cause at Tenant's expense any of said utilities (and any required utility deposits) to be charged directly to Tenant by the provider. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent. Tenant shall have the right to install, at Tenant's cost, separate metering of utilities in the event of subletting of any portion of the Building so that subtenants can be charged with their actual share of utilities.

         80      TAXES - ASSESSMENTS.  Landlord agrees to pay all real estate taxes and assessments and governmental charges of any kind and nature (collectively referred to as "Taxes") that accrue against the Premises during the Lease Term. Taxes shall be included as part of Operating Expenses charged to Tenant, payable in advance in estimated monthly installments, with reconciliation after the end of each calendar year, as provided in Paragraph 6. For purposes of determining Taxes for any given year, the amount payable by Tenant for such year (a) from special assessments payable in installments shall be the amount of the installments (and any interest due and payable during such year), and (b) from all other taxes, at Landlord's election (which election shall be consistent throughout the Lease Term), shall either be the amount accrued, assessed or otherwise imposed for such year or the amount due and payable in such year. The obligation of Tenant to pay Taxes for periods prior to termination of this Lease shall survive such termination (whether by expiration or otherwise). Landlord shall have the right to contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises or any portion thereof shall be paid by Tenant to Landlord, but Tenant shall not be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any tax or assessment payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. With respect to the Taxes levied in respect of any period of time within which either the Rent Commencement Date or the expiration date occurs, Tenant must only pay a proportionate part of those Taxes, which part will bear the same ratio to the total amount of those Taxes as the number of days in the period between the Rent Commencement Date and the end of the period of time or in the period between the beginning of that period of time and the expiration date, whichever is applicable, bears to the total number of days in that period of time.

                 So long as no uncured Event of Default has occurred hereunder and provided that Tenant occupies not less than 75% of the rentable area of the Building, and provided further that Landlord is not also contesting such Taxes, Tenant may contest in good faith and at its expense the amount or validity of any Taxes that it is obligated to pay in accordance with the foregoing and, if successful in that regard, is entitled to recover from Landlord any refund paid to Landlord as a result of that successful contest, after deduction of fees and expenses incurred in obtaining such refund. Landlord shall join in any contest undertaken by Tenant in accordance with the foregoing at Tenant's expense if the provisions of any law, rule or regulation at the time in effect require that the proceedings be brought by or in the name of Landlord. Notwithstanding any such contest by Tenant, Landlord shall not be required to withhold any payment of Taxes otherwise due and payable and Tenant shall continue to pay monthly installments of Operating Expenses with respect to Taxes as required hereunder. Tenant shall indemnify, defend and hold Landlord harmless from any loss, claim, cost or liability resulting from or arising out of any such contest by Tenant. Tenant shall pay all taxes and charges on account of Tenant's use, occupancy, operation of and interest in the Premises including, but not limited to, all personal property, inventory, sales and use taxes, and all occupation and license fees issued or charged against the Premises or the contents thereof on account of Tenant's use or occupancy thereof.

         9. INSURANCE. From and after substantial completion of the Initial Improvements (but in no event later than expiration of the builder's risk coverage carried for the Initial Improvements as required under the Supplement to Lease Agreement) Landlord shall maintain "all-risk" property insurance covering the replacement cost of the Initial Improvements. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant hereunder. The insurance required hereunder may be included in a blanket policy (in which case the cost of such insurance allocable to the Initial Improvements will be determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant's use of the Premises.

                 Tenant, at its expense, shall maintain during the Lease Term:
"all-risk" property insurance on a replacement cost basis for the full insurable value of all Alterations (defined in Paragraph 11), property and improvements installed or placed in the Premises by Tenant and any improvements constructed by Landlord and not required to be insured by Landlord; workers' compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; commercial liability insurance, with a minimum limit of $3,000,000.00 per occurrence and a total minimum combined general liability and umbrella limit of $3,000,000.00 (together with such additional umbrella coverage as Landlord may reasonably require) for property damage, personal injuries, or deaths of persons occurring in or about the Premises; and business interruption insurance covering the Base Rent for a period of 12 months. Landlord may from time to time require reasonable increases in any such limits. The commercial liability policies shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless 30 days prior written notice shall have been given to Landlord, contain a hostile file endorsement and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.

                 The all-risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk covetable by all risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, interruption to business and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or in or about the Premises from any cause whatsoever.

         10.     MAINTENANCE.

                 (a) From and after Project Close-Out (as defined in the Supplement to Lease Agreement), Landlord agrees, at its cost and expense, except to the extent that such costs and expenses constitute Operating Expenses, to keep in first-class order, condition and repair, consistent with the standards generally applicable to a first-class office building in the Denver Technological Center as of the date of this Lease, reasonable wear and tear excepted, and except to the extent such compliance is the obligation of Tenant under subparagraph 10(b), below, or under the Supplement to Lease Agreement, in compliance with Legal Requirements and Insurance Requirements, the roof (including support members, membranes and flashing), windows and solar film if any on the exterior, downspouts, all structural portions of the Building, the Common Areas and all other parts of the exterior of the Building except Tenant's signs, and, to the extent the same are part of the base Building systems, all plumbing, sewer, electrical, sprinkler, heating, ventilating and air-conditioning equipment in the Building and all utility lines on the Premises serving the Building, whether located within or outside of the Building. The structural portions of the Building shall mean all footings, foundations, floor slabs, columns, girders, load bearing interior walls and all exterior walls. Landlord also shall maintain the automatic lighting controls and life safety systems for the Building and the exterior of the Premises, including, without limitation, the sidewalks, curbings, exterior light standards and bulbs and landscaped areas, and the driveways and parking areas on the Premises in accordance with the standards of a first-class office building in the Denver Technological Center, ordinary wear and tear excepted. Except for Landlord's obligations as provided above in this Paragraph 10 and in Paragraph 12 (relating to restoration) Landlord shall have no obligation to repair, modify, alter, add to, maintain, or replace the Premises or any portion thereof.

         Landlord and Tenant have entered into a Conveyance of Easement of even date with this Lease (the "Access Easement Agreement"), pursuant to which Landlord has granted to Tenant a non-exclusive access easement to use a private roadway which also serves the Building. Any provisions of the Access Easement Agreement to the contrary notwithstanding, so long as the Driveway (as defined in the Access Easement Agreement) is being used solely for access to the Building and not for ingress and egress to and from any buildings or improvements located on the JDE Tract (as defined in the Access Easement Agreement), the Driveway shall be deemed to be part of the Common Areas and shall be maintained by Landlord in accordance with the requirements of this Paragraph 10. The foregoing notwithstanding, Landlord shall have no obligation to maintain any portion of the Driveway or Access Road (as defined in the Access Easement Agreement) located on the JDE Tract. All expenses incurred by Landlord in performing such maintenance shall be included in Operating Expenses. Landlord's obligation hereunder to maintain the Driveway shall terminate upon the earlier of: (i) dedication of the Access Road as contemplated by the Access Easement Agreement, or (ii) commencement of use of the Driveway or the Access Road for ingress and egress to and from buildings or improvements constructed on the JDE Tract.

                 (b) Tenant, at its expense, shall repair, replace and maintain in a first class condition consistent with other first class office buildings in the Denver Technological Center, reasonable wear and tear excluded, and in compliance with Legal Requirements and Insurance Requirements, all portions of the Premises (other than those required to be maintained by Landlord hereunder), including, interior walls and the inside surfaces of demising walls, doors, floor coverings, ceilings, lighting and systems which are internal to the Premises. Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises. Anything in this Lease to the contrary notwithstanding, Tenant shall be solely responsible for, and Landlord shall have no obligation with respect to, compliance of the Initial Improvements with Legal Requirements or compliance of the Premises with Legal Requirements applicable to Tenant's use and occupancy.

                 (c) All repairs, modifications and replacements made by Tenant or Landlord shall be equal in quality and class to the Initial Improvements and shall be performed in compliance with all applicable warranties in effect with respect to the Premises and, with respect to modifications and replacements by Tenant, the requirements for Alterations. Landlord may as an Operating Expense enter into regularly scheduled preventive maintenance and service contracts covering the heating, ventilation and air conditioning systems and other mechanical and building systems in form and substance reasonably acceptable to Landlord with contractors approved by Landlord. Landlord may have the roof inspected at regular intervals by a qualified roofing consultant, as an Operating Expense, and shall undertake any replacements, repairs, or maintenance work deemed prudent by Landlord.
Landlord may, but shall not be obligated to, enter the Premises and perform any obligation of Tenant under this Paragraph 10 or any other provision of this Lease that Tenant has failed to perform after 10 days' prior written notice to Tenant, except in the case of an emergency, when no notice shall be required. The cost of Landlord's performance together with interest as provided in this Lease, shall be due and payable as additional rental on the next following due date for Base Rent.

         11.     ALTERATIONS.

                 (a) During the Term, except as provided in this Paragraph 11, Tenant shall not make alterations or additions (collectively, "Alterations") to the Premises without Landlord's prior written consent.
Tenant will have the right, without Landlord's consent to make Alterations to the interior of the Premises that cost less than $50,000, do not materially impair the value of the Premises and do not pierce or otherwise compromise the roof membrane or roof system, pierce, cut or drill the floor or affect the structural components of the Building or the integrity or operation of any building or mechanical systems and provided that Tenant provides Landlord with reasonable advance notice of any such proposed Alterations. Landlord may not unreasonably withhold or delay its consent to all other additions or alterations provided that such alterations or additions (i) do not compromise the roof membrane or roof system, or adversely affect the structural components of the Building or the integrity or operation of any building or mechanical systems, (ii) in Landlords' reasonable opinion, do not materially adversely affects the value or marketability of the Premises and (iii) comply with all other requirements for Alterations hereunder. As a condition to Tenant's commencement of any Alterations, the parties shall agree in writing as to whether Tenant shall be required to remove such Alterations prior to expiration of the Lease. Landlord may require that Tenant remove any such Alterations except for Alterations which are customary for general office space in first class buildings in the Denver Technological Center. Tenant shall not do or permit others under its control to do, during the term of this Lease, any work on the Premises related to any Alterations unless Tenant shall have first procured and paid, or caused to be procured and paid, all requisite municipal and other governmental permits and authorizations. All Alterations shall comply with Insurance Requirements and with Legal Requirements and shall be constructed in good and workmanlike manner using only good grades of materials, consistent with a first class office building in the Denver Technological Center. All plans and specifications and contracts for any Alterations shall be submitted to Landlord for its approval. Landlord may monitor construction of the Alterations and Tenant shall reimburse Landlord for its reasonable costs in reviewing plans and documents and in monitoring construction; provided that such costs shall be limited to reasonable, actual out-of-pocket costs paid or payable to third parties and reasonable charges for time spent by employees of Landlord or its affiliates which do not exceed market rates for similar services. Landlord's right to review plans and specifications and monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with Legal Requirements or Insurance Requirements. Tenant shall furnish to Landlord satisfactory certificates of insurance from an insurance company satisfactory to Landlord evidencing worker's compensation and insurance coverage in amounts satisfactory to Landlord and protecting Landlord against public liability and property damage to any person or property arising during construction of any Alterations. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction. If requested by Landlord, Tenant shall furnish to Landlord payment bonds or such other security satisfactory to Landlord to insure payment for the completion of all work free and clear of liens.
Landlord may post or give notices of non-responsibility in compliance with applicable law. Upon completion of any Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Alterations and final lien waivers from all such contractors and subcontractors. Tenant at its expense shall provide to Landlord upon completion complete as-built drawings of the Alterations. Landlord may require as a condition to granting any consent to the making of any Alterations that the cost that Landlord estimates will be necessary to restore any Initial Improvements that are to be damaged or altered during the construction of Alterations be paid to Landlord as security for Tenant's obligation to restore the Initial Improvements.

                 (b) Tenant's trade fixtures, furnishings and equipment in the Premises will remain Tenant's property for all purposes and Tenant shall remove them at its expense on or before the expiration date. Upon the expiration of the Term or any earlier termination of this Agreement, Tenant shall return the Premises to substantially the condition that existed on the Project Close-Out (as defined in the Supplement to Lease Agreement), except for ordinary wear and tear and damage that Landlord has the obligation to repair under the terms of this Agreement. Unless otherwise agreed by Landlord in writing, Tenant shall remove all Alterations, and other tenant improvements not included in the Initial Improvements. If Tenant does not remove any Alterations, fixtures, furnishings, equipment and other improvements which Tenant is required to remove hereunder, Landlord may remove such items and restore the Premises at Tenant's expense. All fixtures, furnishings and equipment not so removed by Tenant on or before expiration or termination of the Lease shall upon such termination be and become the property of Landlord without requirement of payment of any compensation or consideration. In all cases, Tenant shall repair any damage to the Premises occasioned by the removal of Alterations and Tenant's trade fixtures, furnishings and equipment.

         12. RESTORATION. If the Premises are damaged during the Lease Term by a risk covered by Landlord's insurance, Landlord shall promptly repair and reconstruct the portion of the Premises required to be insured by Landlord hereunder, subject to delays arising from the collection of insurance proceeds or from Force Majeure events; and this Lease shall remain in full force and effect. Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, all repairs or restoration not required to be done by Landlord and shall promptly reenter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease (as provided in the following sentence) if the Premises are damaged during the Lease Term and Landlord reasonably estimates that it will take more than nine (9) months to repair such damage. Landlord shall promptly notify Tenant in writing if it reasonably estimates that such restoration will require in excess of nine months and each party shall have a period of ten business days after delivery of such notice to Tenant in which to notify the other party of its election to terminate, otherwise the Lease shall continue in full force and effect. The foregoing notwithstanding, if the Lease Term (as it may have been previously extended but not including any unexercised extension period) extends for at least 5 years beyond such estimated repair period and Tenant elects by written notice to Landlord within such 10 day period not to terminate this Lease, then this Lease shall continue in full force and effect, Landlord shall not be entitled to terminate as provided above, and Landlord shall proceed with restoration as required hereunder.

                 If the Premises or a portion thereof is not usable as a result of damage by a risk covered by insurance required hereunder to be carried by Landlord, Base Rent shall be abated for the period of restoration in the proportion which the area of the Premises which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and to the extent permitted by applicable law, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

                 If the Premises are damaged during the Lease Term by a risk not covered by Landlord's insurance and not caused by the negligence of Tenant, its agents, employees, or contractors, then Landlord may either restore the Premises at Landlord's expense, in which case this Lease shall continue or, subject to Tenant's right to continue this Lease as provided below, terminate this Lease. Landlord shall make its election no later than 20 days after Tenant's written request to Landlord. Tenant may continue the Lease despite Landlord's election to terminate if Tenant notifies Landlord within 20 days after receipt of Landlord's notice to terminate that Tenant intends to restore the damage at its expense.

         13. CONDEMNATION. If any part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would prevent or materially interfere with Tenant's use of the Premises, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of the date of title vesting in such proceeding or purchase. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term (or period of such taking if shorter) shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to the property and fixtures that Tenant is permitted to remove under this Lease, if a separate award for such items is made to Tenant.

         14.     SUBLETTING, ASSIGNMENT AND CONTRACTION.

                 14.1     RESTRICTIONS ON ASSIGNMENT AND SUBLETTING.

                          (a)     Except as otherwise expressly provided
herein, without Landlord's prior written consent (which consent may be withheld in Landlord's sole discretion except as expressly provided in this Paragraph
14), Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attention to do any of the foregoing shall be void and of no effect.

                          (b)     Tenant shall reimburse Landlord for all of
Landlord's reasonable out-of-pocket expenses in connection with any assignment or sublease. Notwithstanding any assignment or subletting, Tenant shall at all times remain fully responsible and liable for the payment of the rent and for the compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or subletting).

                          (c)     If this Lease be assigned or if the Premises
be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

                          (d)     So long as (i) no uncured Event of Default
has occurred under this Lease and (ii) no Material Adverse Change in Tenant's financial condition has occurred and is continuing, Landlord shall not unreasonably withhold its consent to Tenant's request for permission to sublease all or part of the Premises. It shall be reasonable for the Landlord to withhold its consent to any sublease in any of the following instances:

                                  (i)      The intended use of the Premises by
                 the sublessee is not consistent, in Landlord's opinion, with use of first class office buildings in the Denver Technological Center;


                                  (ii)     Occupancy of the Premises by the
                 sublessee would, in Landlord's opinion, violate any agreement binding upon Landlord or the real property on which the Building is located with regard to the identity of tenants, usage in the Building, or similar matters;

                                  (iii)    The identity or business reputation
                 of the sublessee will, in the reasonable of Landlord, tend to damage the goodwill or reputation of the Building;

                                  (iv) The sublet is to another tenant or a party whom Landlord has identified as a prospective tenant in the Building;

                                  (v)      The subtenant has not acknowledged
                 that the Lease controls over any inconsistent provision in the sublease; or

                                  (vi)     The proposed sublessee is a
                 government entity.

The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such sublease.

                          (e)     Any approved assignment or sublease shall be
expressly subject to the terms and conditions of this Lease.

                          (f)     Tenant shall provide to Landlord all
information concerning the assignee or sublessee as Landlord may request.

                          (g)     Landlord may revoke its consent immediately
and without notice if, prior to the effective date of the assignment or sublease, there has occurred and is continuing any default under the Lease.

                          (h)     As used in this Lease, "Material Adverse
Change" means the occurrence of any one of the following, determined in accordance with Generally Accepted Accounting Principles:

                                  (i)      As of the end of Tenant's most
                 recent fiscal quarter, the ratio of Tenant's current assets to Tenant's current liabilities (excluding current portion of unearned revenue) is less than 1.0;

                                  (ii)     As of the end of Tenant's most
                 recent fiscal quarter, the amount of Tenant's current assets less the amount of Tenant's current liabilities (excluding current portion of unearned revenue) is less than $40,000,000.00;

                                  (iii)    Stockholders' equity in Tenant
                 (excluding nonrecurring and extraordinary items) is equal to or less than 85% of stockholder's equity in Tenant (excluding nonrecurring and extraordinary items) as of Tenant's fiscal year end October 31, 1995;

                                  (iv)     Stockholder's equity in Tenant
                 (excluding nonrecurring and extraordinary items) is less than $35,000,000.00; or

                                  (v)      In connection with any audited
                 financial statements of Tenant, the independent certified public accountants performing such audit are not able to issue an unqualified opinion.

                 14.2 So long as (i) no uncured Event of Default has occurred under this Lease and (ii) no Material Adverse Change in the financial condition of Tenant has occurred and is continuing, Tenant shall also have the unrestricted right to sublet space in the Premises to a Successor or Affiliate, and such subletting shall not be subject to the restrictions and requirements of subparagraphs (a) and (d) of Paragraph 14.1.

                 14.3 So long as (i) no uncured Event of Default has occurred under this Lease and (ii) no Material Adverse Change in the financial condition of Tenant has occurred and is continuing, Tenant shall have the unrestricted right to assign this Lease to a Successor or Affiliate which Successor or Affiliate is the resulting entity after a merger or other similar form of business reorganization; provided that such Successor or Affiliate has a net worth which is not less than the net worth of Tenant as of the date of this Lease (excluding good will). Without limitation, an assignment of this Lease effected by operation of law, i.e., by merger, acquisition or other similar form of business reorganization shall not require the consent of Landlord so long as the surviving entity meets the qualifications of a Successor or Affiliate in the first sentence of this Paragraph 14.3.

                          Otherwise, there shall be no assignment of Tenant's
interest in this Lease. No consent given by Landlord to any assignment shall be treated as a consent to any further assignment, such consent being required in each and every instance thereof.

                          Any assignment or subletting of Tenant's interest in
this Lease, whether or not requiring Landlord's consent, shall not relieve Tenant from Tenant's liability or obligations under this Lease which shall be and remain in full force and effect.

                 14.4 Tenant shall, in any event, notify Landlord of the fact of an assignment or subletting not requiring Landlord's consent. Tenant shall provide Landlord with a copy of any assignment or sublease entered into for any assignment or subletting.

                 14.5 Anything in Paragraph 14 to the contrary notwithstanding, no subtenant shall have any right to make any alterations, additions, or improvements, it being agreed that any right under this Lease to make such alterations, additions or improvements shall be limited to Tenant.

         150     INDEMNIFICATION.  Except for the indemnified party's
negligence and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, Mortgagee and their respective agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Premises, the Building or the Common Areas and arising from the use and occupancy of the Premises, the Building or the Common Areas or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises, the Building or the Common Areas or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Landlord's or Tenant's obligations under the provisions of this Paragraph 15. Landlord agrees to indemnify, defend and hold harmless Tenant, Mortgagee and their respective agents, employees and contractors from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees) arising on account of or by reason of claims by third parties for injuries or death to persons or damages to property resulting from the negligence or willful misconduct of Landlord or its agents, employees, or contractors, to the extent not attributable to any negligence of Tenant, any assignee or subtenant or Tenant, or their respective employees, agents, or contractors. The obligations of Tenant and Landlord under this paragraph shall survive the termination of this Lease.

         160     INSPECTION AND ACCESS.  Landlord and its agents,
representatives, and contractors may enter the Premises at any reasonable time to perform its maintenance obligations hereunder and to inspect the Premises and to make changes and alterations to any portion of the Common Areas or the Premises' exterior, including, without limitation, the parking areas, access areas and the exterior walls and roof of the Premises, with any such material changes adverse to the Tenant being made only with the consent of the Tenant, which consent shall not be unreasonably withheld, delayed or conditioned. Landlord agrees that in exercising any right to enter the Premises and in exercising any other rights reserved pursuant to this Paragraph, Landlord shall use reasonable efforts to minimize any interference with Tenant's use of the Premises. Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers or, during the last eighteen months of the Lease Term, to prospective tenants; in addition, Landlord shall have the right to erect a suitable sign on the Premises stating the Premises is available to let or is available for sale. Landlord reserves the right to grant easements, change any common area or access, create restrictions, and make public dedications on or affecting the Premises that do not materially interfere with Tenant's use or occupancy of the Premises. At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements or dedications.

         170     QUIET ENJOYMENT.  If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

         180     SURRENDER.  Upon termination of the Lease Term or earlier
termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and results from any condemnation excepted. All obligations of Tenant and Landlord hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term.

         190     HOLDING OVER.  If, for any reason, Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to 150% of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 19 shall not be construed as consent for Tenant to retain possession of the Premises.

         200     EVENTS OF DEFAULT.  Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

                                  (i)      Tenant shall fail to pay any
                 installment of Base Rent or any other payment required herein when due, and, with respect only to the first two such delinquencies in any 12-month period, such failure shall continue for a period of ten (10) days from the date such payment was due.

                                  (ii) Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any proceeding for relief, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property; (C) become the subject of any such proceeding which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

                                  (iii)    Any insurance required to be
                 maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

                                  (iv)     Tenant shall vacate the Premises or
                 shall fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in monetary or other default under this Lease.

                                  (v)      Tenant shall attempt or there shall
                 occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.

                                  (vi)     Tenant shall fail to discharge or
                 bond over or insure over with title insurance any lien placed upon the Premises in violation of this Lease within 30 days after any such lien or encumbrance is filed against the Premises.

                                  (vii) Tenant shall fail to comply with any provision of this Lease which failure is not addressed in any other subparagraph of this Paragraph 20 and except as otherwise expressly provided therein, such failure shall continue for more than 30 days after Landlord shall have given Tenant written notice of such failure. It is agreed, however, that if the event of failure is not reasonably capable of cure within such 30 day period but is otherwise reasonably capable of cure, provided Tenant begins to cure the failure during the 30-day period and diligently pursues the cure thereof, as long as Tenant is proceeding diligently to cure such failure, Tenant shall have such longer period to cure such failure as may be reasonably necessary.

                                  (viii)   the occurrence of any Event of
                 Default by Tenant under the Supplement to Lease Agreement.

                                  (ix) the occurrence of any default (after expiration of any applicable grace or cure period) by Tenant under the Access Easement Agreement (defined in Paragraph 10) between Landlord and Tenant of even date with this Lease.

         21. LANDLORD'S REMEDIES. Upon each occurrence of an Event of Default, and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: (i) terminate this Lease or Tenant's right of possession, but Tenant shall remain liable as hereinafter provided; and/or (ii) pursue any remedies provided for under this Lease or at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, to the extent permitted by applicable law, Landlord, without formal demand or notice of any kind, may re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises as provided herein, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

                 If Landlord terminates this Lease, Landlord may recover from Tenant the sum of all Base Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant's or any other occupant's property, repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys' fees and court costs; and the excess of the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease, over the present value of any net amounts which Landlord can reasonably expect to recover by reletting the Premises for such period, taking into consideration the availability of acceptable tenants and other market conditions affecting leasing. Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

                 If Landlord terminates Tenant's right of possession (but not this Lease), Landlord may, but shall be under no obligation to, relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys' fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including attorneys' fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom] to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

                 Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof, and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the extent permitted by applicable law, Tenant waives the service of notice of Landlord's intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant). Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished, because of Landlord's failure to relet the Premises or collect rent due in respect of such reletting.

         22. TENANT'S REMEDIES. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within thirty
(30) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Premises, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

         23. WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

         24. SUBORDINATION. Tenant hereby agrees to subordinate this Lease to any first mortgage covering the Premises, provided that, simultaneously with the execution of such a mortgage, the mortgagee ("Mortgagee") and Landlord execute an agreement in favor of Tenant on the Mortgagee's current standard non-disturbance, attornment and subordination form if the Mortgagee is an institutional lender and, otherwise, in form generally acceptable to institutional lenders, in proper form for recording, to the effect that the tenancy and other rights of Tenant hereunder shall not be disturbed so long as Tenant pays the Base Rent and performs all of the other terms and conditions of this Lease. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments, ground leases and any other encumbrances, and any reference to the "Mortgagee" of a mortgage shall be deemed to include the beneficiary under a deed of trust and the lessor under a ground lease.

         25. MORTGAGEE PROTECTION. In the event of any default by Landlord under this Lease, Tenant will give notice by registered mail to, in addition to Landlord, any Mortgagee whose address shall have been furnished it, and shall offer such Mortgagee that same period of time as is afforded Landlord to cure the default (which period of time shall run concurrently with Landlord's cure period), plus reasonable time to obtain possession of the Premises by judicial foreclosure, or otherwise if such should prove necessary to effect a cure.

         26. MECHANIC'S LIENS. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises by or for Tenant and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease as a result of work done by or for Tenant. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 30 days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30-day period.

         27. ESTOPPEL CERTIFICATES. Each party hereto shall, upon request from the other party or from any of Landlord's lenders, at any time and from time to time execute, acknowledge and deliver to such party a written statement, in the form generally acceptable to institutional purchasers or lenders certifying as follows: that this Lease is unmodified and in full force and effect (or if there has been modification thereof, that the same is in full force and effect as modified and stating the nature thereof); that to the best of its knowledge there are no uncured defaults on the part of the other party hereto (or if any such default exists, the specific nature and extent thereof); the date to which any rents and other charges have been paid in advance, if any; and such other matters as are typically contained in such certificates.

         28. ENVIRONMENTAL REQUIREMENTS. Except for Hazardous Material contained in products used in reasonable quantities and in compliance with all applicable Environmental Requirements in connection with the construction of the Initial Improvements or for ordinary cleaning, maintenance and office purposes, neither Tenant nor Landlord shall bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture, or release any Hazardous Material in or about the Premises or permit or cause any other party to do any of the foregoing. Tenant, at its sole cost and expense, shall cause the Initial Improvements to comply with all applicable Environmental Requirements and shall operate its business in the Premises in compliance with all Environmental Requirements and shall immediately remediate any Hazardous Materials released on or from the Premises, the Initial Improvements or the Land by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, handling, generation, manufacture, use, or release of Hazardous Materials on the Premises. As Manager Landlord shall complete and certify to similar disclosure statements requested by Tenant from time to time. If the release of any Hazardous Material on the Premises or the Land caused or permitted by Tenant, its agents, employees, contractors or invitees, with or without Landlord's consent, results in any contamination, damage or injury to the Premises, the Initial Improvements, the Land, the environment or human health, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises, Initial Improvements or Land to the condition existing prior to the release of any such Hazardous Material and as may be required by Environmental Requirements, provided that Landlord's written approval shall first be obtained in cases where the Premises are to be physically altered.
The same requirement shall apply with respect to any release of Hazardous Materials caused by Landlord as Manager or its employees or agents. Actual or threatened action or litigation by any governmental authority is not a condition prerequisite to Tenant's or Landlord's obligations under this Paragraph.

                 The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements and petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas or synthetic gas usable for fuel (or mixtures of such natural gas and synthetic gas).

                 Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises and loss of rental income from the Premises), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees) which are brought or recoverable against, or suffered or incurred by Landlord as a result of the failure of the Initial Improvements to comply with any Environmental Requirements or any release of Hazardous Materials that Tenant is required to remediate as provided above or any breach of Tenant's obligations under this Paragraph 28 by Tenant or its agents, employees, contractors or invitees and in the use of the Premises by Tenant, its subtenants, or invitees, regardless of whether Tenant had knowledge of such noncompliance. The indemnification and hold harmless obligations of Tenant shall survive any termination of this Lease.

                 Landlord shall indemnify, defend, and hold Tenant harmless from and against any and all losses, claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees) which are brought or recoverable against, or suffered or incurred by Tenant as a result of release of Hazardous Materials that Landlord is required to remediate as provided above or any breach of Landlord's obligations under this Paragraph 28 by Landlord or its agents, employees, contractors, regardless of whether Landlord had knowledge of such noncompliance. The indemnification and hold harmless obligations of Landlord shall survive any termination of this Lease. The foregoing notwithstanding, Landlord shall not be responsible for and shall have no obligation to indemnify Tenant with respect to release of Hazardous materials or any violation of Environmental Requirements by any tenants or occupants of the Building or their employees, agents, contractors licensees or invitees.

                 Landlord shall have access to, and a right to perform inspections and tests of, the Premises as it may require to determine Tenant's compliance with Environmental Requirements and Tenant's obligations under this Paragraph 28. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Tenant shall have the same rights to inspect Landlord's operation as Manager, at Tenant's cost except as provided in the preceding sentence with respect to Landlord's cost. One Party's receipt of or satisfaction with any environmental assessment in no way waives any rights that either Party holds against the other hereunder.

                 Upon any violation of any of the foregoing covenants, Landlord or Tenant as the case may be, shall be entitled to exercise all remedies available for an Event of Default, including, but not limited to those set forth in Paragraph 21. Without limiting, the generality of the foregoing, the parties expressly agree that upon any such violation the other party may, at its option (i) immediately terminate this Lease, or (ii) continue this Lease in effect until compliance by the Applicable Party with its clean-up and removal covenant (notwithstanding the expiration of the term of this Lease). No action by Landlord or Tenant hereunder shall impair the obligations of the other party pursuant to this Paragraph 28.

         29. FORCE MAJEURE. Landlord or Tenant shall not be held responsible for delays in the performance of obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord or Tenant, as applicable ("Force Majeure").

         30. ENTIRE AGREEMENT. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

         31. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         32. BROKERS. Each party represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, agrees to defend, indemnify and hold the other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnitor with regard to this Lease.

         33.     RULES AND REGULATIONS; SIGNAGE.

                 33.1 The use of the Building and Common Areas in and outside the Building by tenants in the Building (including Tenant) shall be subject to the rules and regulations set forth in Exhibit D, annexed hereto. Landlord shall have the right to amend the rules and regulations from time to time as reasonably required to assure to all tenants in the Building the orderly operation of the Building, but any amendment of rules and regulations which changes the scope of the same and which material adversely affects Tenant's own operations or materially adversely affects its use of the Premises or Common Areas in the Building shall not be made without the consent of Tenant, such consent not unreasonably to be withheld or delayed. Such rules and regulations shall be published from time to time by Landlord and submitted to all tenants in the Building. Landlord shall enforce the rules and regulations against all tenants and occupants in a non-discriminatory manner. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, any other tenant's employees, agents, business invitees, licenses, customers, clients, family members or guests.

                 33.2 Tenant agrees that Landlord shall have the right of access to the Premises at all reasonable times (or, in the case of an emergency, at any time) for the inspection, protection, maintenance and repair of the Premises, to the extent the same may be the responsibility of Landlord. Landlord and Tenant shall establish reasonable procedures for access (including emergency access) to areas located within the Premises which customarily are secured facilities such as computer rooms, and software production and duplication areas.

                 33.3 So long as Tenant occupies not less than 75% of the rentable area of the Building, the Building shall be known as the J. D. Edwards Building or such other name as Tenant shall designate from time to time or shall carry such other name as any Successor or Affiliate uses in the conduct of its business. Any change from the name "J. D. Edwards Building" or any name designated by Tenant shall require the approval of Landlord, such approval not unreasonably to be withheld or delayed. Landlord agrees, however, that it will consent to the use of any name properly identifying an organization which is the then name in use by Tenant or any Successor or Affiliate thereof, as long as such name is not associated with a competitor of Landlord or an Affiliate of Landlord at the time and provided that Tenant shall bear the cost of any sign changes required by such name change.

                          Signs and flagpoles for Tenant's use shall be set
forth in the Plans and Specifications (as defined in the Supplement to Lease Agreement). Any changes or replacements to such signs or flagpoles desired by Tenant shall be at Tenant's expense and shall be subject to Landlord's reasonable approval as to size, location, color and other specifications. All such sign changes or replacements by Tenant shall comply with all Legal Requirements and any covenants, conditions and restrictions affecting the real property on which the Building is located. Landlord reserves the right to place a monument or other sign on the exterior of the Building and in the Building lobby identifying Landlord as the owner and/or manager of the Building, in accordance with Landlord's corporate sign policy.

                          So long as Tenant occupies at least 100% of the
rentable area of the Building, Landlord shall affix no other signs to the exterior of the Building and Landlord shall not permit signs visible to public view in the lobby of the Building other than directional, information or safety signs required by applicable Legal Requirements. Landlord also reserves the right to place a sign in the lobby and on any exterior monuments or signs identifying Landlord as the Owner and Manager of the Building. At any time that Tenant no longer occupies 100% of the Premises, Landlord may erect or place signs in the Common Areas related to operations and/or tenants of the Building, consistent with other first class office buildings in the Denver Technological Center.

                          Tenant has the right to use a portion of the roof
area of the Building or such other location on the Premises, as Tenant may reasonably select and as Legal Requirements and applicable private covenants permit, for the installation, operation, maintenance, security, repair and replacement of one satellite dish serving the Premises and related cable connections (the "Telecommunications Equipment"). Tenant's use of the Premises in respect to the Telecommunications Equipment will be subject to such reasonable rules as Landlord may from time to time designate and to the following additional conditions: (i) Tenant is solely responsible for the installation, maintenance, repair, operation and replacement of the Telecommunications Equipment, (ii) Tenant must comply with the covenants of the Denver Technological Center, (iii) such installation shall not penetrate the roof membrane or compromise the structure of the roof or Building and prior to such installation Tenant shall provide to Landlord a structural report from an engineer or roofing contractor satisfactory to Landlord confirming such requirements, (iv) such installation shall not void any warranties applicable to the roof or roof membrane, and (v) Tenant shall promptly repair any damage to the roof or the roof membrane caused by such installation or use and shall indemnify, defend and hold Landlord harmless from any loss, cost, claim or liability resulting from such installation or use or any roof leaks caused by such installation or use. Within thirty (30) days after the expiration of the Term or the earlier termination of this Agreement, Tenant shall remove the Telecommunications Equipment and fully restore the areas of the roof occupied by such equipment to their prior condition and repair any damage to the Premises that the removal causes. Tenant shall pay Landlord within 30 days after Landlord's demand the cost of repairing any damage to the Premises arising from the removal and restoration.

                 33.4 To the extent not included in the Plans and Specifications for the Initial Improvements, so long as Tenant occupies at least 75% of the rentable area of the Building (excluding any on-site management office), Tenant may install at its cost a tenant directory in the lobby of the Building listing tenants in the Building generally, and listing all of Tenant's departments, corporate offices and the names of affiliates of Tenant, in accordance with the practice followed, as of the date hereof, or as the same may from time to time during the term of this Lease be changed with Tenant's consent. At any time that Tenant no longer occupies all of the rentable area of the Building (excluding any on-site management office), whether as a result of a sublease a surrender of a portion of the Premises as permitted hereunder, Landlord may install such a directory at Tenant's cost (to be reimbursed to Landlord within 10 days after demand). Whether installed as part of the Initial Improvements or by Tenant or Landlord, Landlord shall maintain such directory as an Operating Expense.

         34. NO SECURITY INTEREST. Landlord shall not have a security interest in any personal property of Tenant.


         35.      MANAGEMENT AND OPERATION OF BUILDING.

                 35.1     Landlord agrees that the Building shall be operated
                    so that:

                 (a) Access is available to the Premises for Tenant and its employees and invitees at all times, subject to reasonable security and Building access procedures imposed by Landlord and any security arrangements made by Tenant as permitted under the Lease;

                 (b) Heat and air-conditioning shall be furnished in season, between the hours of 7:00 AM and 6:00 PM on weekdays and 8:00 AM to 1:00 PM on Saturdays ("Normal Building Hours"), which shall be deemed to exclude the following holidays ("Building Holidays"): New Year's Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, and Christmas Day, and any other holiday agreed to by Landlord and Tenant. Heat and air-conditioning at times other than Normal Building Hours ("After Hours HVAC") shall be provided at Tenant's expense, provided Tenant gives Landlord a request for after hours HVAC at least one business day in advance. Whenever machines or equipment which generate heat and which affect the temperature otherwise maintained by the air conditioning system are used by Tenant in the Premises, Landlord reserves the right to install supplementary air conditioning units in the Premises, and the costs therefor, including the costs of installation, operation and maintenance thereof, shall be paid by Tenant as additional rent upon demand by Landlord.

                 (c) All Building passenger elevators and freight elevators shall be available for use at all times during Normal Business Hours (subject to shutdown of individual elevators by mechanical breakdown or for maintenance or inspection). At lease one passenger elevator in each bank of elevators shall be available at all other times, subject to reasonable security procedures. Freight elevators shall be made available at times other than Normal Building Hours upon reasonable prior notice to Landlord; provided that Tenant shall pay for any costs of such use, including overtime costs for building staff or security personal.

                 (d) Landlord shall supply hot and cold water for Building lavatories at all times (except as required in connection with maintenance or repairs).

                 (e) Landlord shall supply cleaning services on Monday through Friday of each week, except on Building Holidays in accordance with specifications as reasonably agreed by Landlord and Tenant from time to time. The foregoing notwithstanding, Landlord shall not be required to provide cleaning services to controlled access areas of the Premises. For purposes hereof, "controlled access areas" means any areas of the Premises for which access is controlled to an extent greater than customary for general office space in the Denver Technological Center. If Tenant desires janitorial services other than those provided by Landlord, Tenant shall separately pay for such services monthly as additional rent upon billing by Landlord, or Tenant shall, at Landlord's option, separately contract for such services with the same company furnishing janitorial services to Landlord. Notwithstanding the foregoing, Tenant shall have the right, subject to such reasonable rules, regulations and requirements as Landlord may impose (including but not limited to the requirement that such janitors belong to a trade union), to employ Tenant's own janitors to perform such additional services.

                 (f) In the event any public utility supplying energy requires, or government law, regulation, executive or administrative order results in a requirement, that Landlord or Tenant must reduce, or maintain at a certain level, the consumption of electricity for the Premises or Building, which affects the heating, air-conditioning, lighting, or hours of operation of the Premises or Building, Landlord and Tenant shall each adhere to and abide by these laws, regulations or administrative orders without any reduction in rent.

                 (g) Should any of the Building equipment or machinery cease to function properly for any cause, Landlord shall use reasonable diligence to repair the same promptly. Landlord's inability to furnish, to any extent, the building services required hereunder, or any cessation thereof resulting from any causes, and any renovation, redecoration or rehabilitation of any area of the Building, including the lobby, or any of the surrounding public spaces, shall not render Landlord liable for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of any portion of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. However, in the event that an interruption of Building Services causes the Premises to be untenantable for a period of at least 10 consecutive business days, Monthly Rent shall be abated proportionately.

                 35.2 Landlord shall contract with a reputable third party security service as an Operating Expense, to provide security services within the Building consistent with other first class multitenant office buildings in the Denver Technological Center. The foregoing notwithstanding, Tenant hereby acknowledges and agrees that Landlord shall have no responsibility or liability for security within the Building or the Premises or any surrounding areas and Tenant, for itself and its employees, contractors, agents, invitees, subtenants, successors and assigns, hereby waives and releases Landlord from and all such responsibility and liability.

                          Tenant shall have the right to maintain at its
expense a separate staff of security personnel for Tenant's own Premises, the exercise of which right shall be subject to Landlord's reasonable regulation from time to time. In addition, so long as Tenant is the sole occupant of the Building, Tenant, upon not less than 60 days prior notice to Landlord, may elect to obtain security services, at Tenant's cost, in lieu of the security services to be arranged by

Landlord hereunder. Such Tenant arranged security, and any third party provider of such security services, shall be subject to Landlord's reasonable prior approval.

                 35.3 Tenant shall have the right to the use of the following facilities in the Building, in a reasonable manner and subject to Landlord's rules and regulations referred to in Paragraph 33:

                          (a)     After the completion of the lawns, parking,
plazas and the lobbies of the Building, such areas may be used by Tenant on reasonable prior written notice to Landlord for Tenant sponsored or civic and charitable events and displays and Tenant related promotional events and seasonal displays, in each case always consistent with the character of the Building as a first-class office building in the Denver Technological Center and in accordance with all applicable Legal Requirements, Insurance Requirements and covenants, conditions and restrictions of record. As a condition to any such use, Landlord may require that Tenant furnish evidence
(i) that Tenant has obtained any required governmental licenses or permits and
(ii) of public liability, special events or other insurance with respect thereto, naming Landlord as an additional insured, and otherwise issued by insurance companies and with coverages reasonably satisfactory to Landlord. Tenant shall not unreasonably interfere with use of the Common Areas by other tenants or occupants of the Building and Tenant shall be responsible for all cost in connection with such special use, including additional or after-hours security and cleaning services.

                          (b)     Loading and receiving facilities for their
intended purpose with due regard to the requirements of other tenants in the Building, if any, all without the payment of any additional rent or other charges.

                 35.4 Subject to the provisions of Paragraph 3 and Paragraph 14, Tenant shall have the right to operate at its expense a dining facility or facilities and a florist shop within the Premises for its employees and guests, and to sublet space to an operation of either of such facilities or to contract for the operation of such facilities or for catering and food services and vending.

                 35.5 Landlord agrees at all times to provide professional management services to the Building by a manager ("Manager") having the financial ability, management expertise and other resources to enable such Manager to maintain and operate the Building to the standard of a first-class office building in the Denver Technological Center or to provide management from resources available to Landlord, including Landlord's own employees, which are the equivalent of professional management services which would be available from such an independent Manager.

                          So long as Landlord, or an Affiliate of Landlord, is
providing management to the Building, the requirements of the preceding Paragraph shall have been satisfied.

                          A change in the management of the Building from
Landlord or an Affiliate of Landlord shall not be made without the prior approval of Tenant, such approval not to be unreasonably withheld or delayed. Incident to making any change, Landlord may present to Tenant a list of proposed Managers for advance approval and, if submitted, Tenant agrees to respond promptly to the acceptability of the names on the list. Further, on Tenant's request for reasonable cause, the Manager shall replace the person who acts as the Building Manager.

                 35.6 Landlord and the Manager shall make reasonable efforts to provide a draft Operating Expense and Capital Budget to Tenant by October 1 of each calendar year (the "Budget") estimating the Operating Expenses for the Building for the following year. Representatives of Landlord and the Manager will consult with Tenant during the thirty (30)-day period next ensuing, if Tenant shall reasonably request, for the purposes of reviewing the contents of the Budget. Nothing in this Paragraph 35.6 shall be construed as entitling Tenant to approve or disapprove the Budget or to relieve Tenant from the obligation to pay Tenant's share of Operating Expenses. It is, however, the agreement of the parties that Tenant shall have an opportunity to review the Budget to enable Tenant to recommend to Landlord areas in which adjustment of the Budget may be appropriate.

                 35.7 Tenant agrees that all of Tenant's personal property in or upon the Premises, the Building or the Premises shall be at Tenant's risk except as specifically hereinafter provided. If the whole or any part thereof shall be damaged, destroyed, stolen or removed, Landlord shall have no responsibility for such damage or loss unless caused by (i) the willful or negligent act of Landlord, its agent, servants, contractors or employees or (ii) failure on the part of Landlord to carry out an obligation to repair under this Lease after notice to Landlord of the condition requiring such repair and the expiration of reasonable time after such notice has been received without such repair having been made or where due to the negligence of Landlord continuing after notice to Landlord of the condition claimed to constitute negligence of Landlord and the expiration of a reasonable time after such notice to Landlord without such condition having been cured or corrected. The foregoing sentence shall not apply to an insured loss where a waiver of subrogation applies under this Lease.

         36. SELF HELP. Tenant shall have the rights of self-help and offset on the terms and conditions specified in this Section.

                 If Landlord permits to exist a condition (the "Condition") which is in breach of Landlord's maintenance, repair, service and restoration or other obligations under this Lease in the Premises, the Building and the Premises or shall fail to make timely payment of Taxes, as required by Paragraph 8, and Tenant makes a good faith determination that the existence or continuation thereof will materially adversely affect Tenant's use and occupancy of the Premises or the character of the Building as a first-class office building in the Denver Technological Center, Tenant may give notice (the "First Notice") to Landlord specifying in reasonable detail (x) the Condition and (y) a reasonable time within which Landlord is to cure such Condition which shall not be less than 30 days. If Landlord shall fail to provide a good faith written response to the First Notice denying liability, or if Landlord's response is that Landlord will cure the condition and Landlord fails to commence within a reasonable time or thereafter fails diligently to proceed to completion the cure of such Condition, Tenant shall have the right to commence to cure such Condition for the account of Landlord (subject to the terms of this Section) at any time after giving to Landlord an additional notice (the "Cure Notice") referring to the First Notice, and describing the respects in which Landlord has failed to comply with the First Notice and Tenant's intended action as a consequence thereof.

                 In a serious emergency of substantial magnitude which immediately and materially interferes with Tenant's business operations in the Building (for example, an interruption of utility service, lack of access of the Building and malfunction, or loss of HVAC), Tenant shall have the right to proceed to remedy the Condition, but Tenant shall give immediate oral notice (confirmed by a written notice given in accordance with the notice clause of this Lease) of the Condition claimed to require immediate action and Tenant's intentions with respect thereof. The right on the part of Tenant so to proceed shall be at Tenant's own risk and Tenant shall be responsible for any damage to the Building caused by Tenant's action. Tenant's action shall not give rise to a right of setoff.

                 In such event, Tenant shall be entitled to reasonable access to any part of the Building as may be required to permit Tenant to cure the Condition, but Tenant agrees to minimize interference with any other operation in the Building or other tenants' use of any part of the Building and to exonerate and indemnify Landlord from and against all claims of other tenants and other persons in respect thereof. Whenever practicable, consistent with the nature of the Condition, work in space other than the Premises shall be performed during non-business hours.

                 For purposes of this Paragraph 36, Landlord's failure to pay Taxes, as provided in Paragraph 8, two (2) business days at least before the date on which and to the extent the same must be paid to avoid loss of the right to proceed for an abatement thereof or Landlord's failure to cause to be maintained or renewed insurance as required by this Lease shall, without notice, be treated as a Condition which Tenant is entitled to cure as if notice thereof had been given by Tenant to Landlord and as if Landlord had failed to cure the same within a reasonable time.

                 Tenant shall not be entitled to set-off or reimbursement from Landlord for the costs of curing such Conditions and Tenant hereby acknowledges that if performed by Landlord, any such costs would have been included in Operating Expenses and paid by Tenant.

         37. TERMINATION. Tenant shall have the option, exercisable, by notice to Landlord twelve (12) months prior to the end of year 10 of the Lease to terminate this Lease effective at the end of year 10 upon payment of all unpaid

Base Rent and Operating Expenses then due and owing plus a termination fee of $31.25 per rentable square foot within the Premises.

         38.      OPTIONS TO EXTEND.

                 38.1 Provided that as of the time of the giving of the Tenant's extension notice and the commencement date of the extension term, (x) Tenant is the Tenant originally named herein or successors or affiliates of Tenant, (y) Tenant actually occupies at least 75% of the Premises, and (z) no uncured Event of Default exists; then Tenant shall have the successive options to extend the term of this Lease for two (2) successive five (5) year periods from and after the date of the expiration of the original term thereof. Tenant shall exercise each option of extension by notice to Landlord given not later than the last to occur of the date which is twelve (12) months prior to the expiration of the then current (initial or extended) term. However, in any event, the term of this Lease shall expire on the day scheduled therefor without extension if such option to extend shall not have been exercised by Tenant. If Tenant, having exercised an available extension option, is in occupancy of space during an extended term of this Lease and the Base Rent and any other applicable charge have not been established for such period then Tenant shall be obligated to pay the Base Rent and any other charge for such period when established, retroactively to the first day of the period following the expiration of the initial or an extended term of this Lease.

                          Notice from Tenant to Landlord of the exercise of an
option shall always be sufficient if notice thereof is given as required by the notice clause of this Lease and if signed by an authorized officer of Tenant and such notice is accompanied by the certification of authority of such officer from a suitable attesting officer, such as a vice president of Tenant, and, upon the giving of such notice, the term of this Lease shall be automatically extended for the period next ensuing, without the requirement of the execution of any further instrument, upon all the terms, provisions and conditions set forth in this Lease, except that the Base Rent and other charges payable on account of each such extension shall be adjusted as set forth below and that there shall be no right to extend beyond those provided herein.

                 38.2     (a)     The Base Rent payable by Tenant to Landlord
for the first extension term shall be the greater of (i) the Base Rent in effect for the last year of the initial term or (ii) an amount equal to the product of (x) the initial Base Rent determined under the Supplement to Lease Agreement and (y) 1.800944.

                          (b)     The Base Rent payable by Tenant to Landlord
during the second extension term shall be the greater of (i) the Base Rent applicable to the last year of the previous extension terms or (ii) the then prevailing market rate for renewal leases of comparable space in the Denver Technological Center, taking into account the size of the Lease, the length of the renewal terms, market escalations and the credit of Tenant ("Fair Market Rent"). The Base Rent shall not be further reduced by reason of any costs or expenses saved by Landlord by reason of Landlord's not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period). In the event Landlord and Tenant fail to reach an agreement in writing as to such Base Rental rate at least six (6) months prior to the expiration of the Lease, then Tenant's exercise of the second renewal option shall be deemed withdrawn and the Lease shall terminate on the expiration date of the first extension period, unless Tenant or Landlord invokes the arbitration procedure provided below to determine the Fair Market Rent.

                          (c)     Arbitration to determine the Fair Market Rent
shall be in accordance with the procedures set forth on attached Exhibit E; provided that the rules applied shall be the Real Estate Valuation Arbitration Rules of the American Arbitration Association. Either party may elect to arbitrate by sending written notice to the other party and the Denver area regional office of the American Arbitration Association within 5 days after the expiration of the negotiating period provided in Paragraph (b), invoking the binding arbitration provisions of this Paragraph and Exhibit E.
Notwithstanding any other provision herein or in Exhibit E, the Fair Market Rent determined by the arbitrator shall not be less than, and the arbitrator shall have no authority to determine a Fair Market Rent less than, the Base Rent in effect as of the scheduled expiration of the Lease Term.

                          (d)     The determination of Base Rent does not
reduce the Tenant's obligation to pay or reimburse Landlord for Operating Expenses and other reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such Operating Expenses and other items with respect to the Premises during such extension term without regard to any cap on such expenses set forth in the Lease.

                          (e)     Landlord shall have no obligation to
refurbish or otherwise improve the Premises for any extension term.

         39.      TENANT'S RIGHT OF FIRST OFFER.

                          (a)     Provided that as of the date of the giving of
Landlord's Notice, (x) Tenant is the Tenant originally named herein or its affiliate or successor, (y) Tenant actually occupies not less than 75% of the rentable area of the Building, and (z) no Event of Default has occurred and is continuing, if at any time during the Lease Term Landlord desires to sell or transfer the Building, then Landlord, before offering the Building to anyone, shall offer to Tenant the right to purchase the Building for the price (net of commissions) and on the same terms and conditions upon which Landlord intends to offer to sell or transfer Building. The foregoing shall not apply to any foreclosure or deed in lieu of foreclosure nor to a transfer to an Affiliate, even if the transfer takes the form of a purchase, but a subsequent transfer or sale shall be subject to the provisions of this paragraph.

                          (b)     Such offer shall be made by Landlord to
Tenant in a written notice (hereinafter called the "Offer Notice") which offer shall specify the terms upon which Landlord intends to offer the Building for sale. Tenant may accept the offer set forth in the Offer Notice by delivering to Landlord an unconditional acceptance (hereinafter called "Tenant's Notice") of such offer within 10 business days after delivery by Landlord of the Offer Notice to Tenant. Time shall be of the essence with respect to the giving of Tenant's Notice. If Tenant does not deliver Tenant's Notice within the time period required hereunder, Tenant shall be deemed to have declined Landlord's offer.

                          (c)     If Tenant at any time declines or is deemed
to have declined Landlord's offer, Landlord shall be free to sell or transfer the Building, including on terms which may be less favorable to Landlord than those offered to Tenant; provided that Landlord may not sell the Building for a purchase price (net of commissions) which is less than 90% of the purchase price offered to Tenant without first re-offering the Building to Tenant at such lesser price in accordance with the provisions of this Paragraph 39. Upon any sale permitted hereunder following an offer which Tenant declined or is deemed to have declined, the provisions of this Paragraph 39 shall terminate and be of not further force and effect and Tenant shall be deemed to have waived any further rights hereunder.

                          (d)     The provisions of this Paragraph 39 shall not
apply to any sale or transfer of the Building as part of a portfolio sale which includes other property.

                          (e)     The closing of any sale to Tenant pursuant to
this Paragraph 39 shall be conducted through an escrow established at a title company acceptable to both Landlord and Tenant. All deliveries shall be deposited in escrow and all closing deliveries and disbursements shall be made through the escrow. The closing shall occur no later than 45 days following delivery of Tenant's Notice to Landlord.

                          (f)     Landlord shall convey to Tenant fee simple
title to the Building by special warranty deed (warranting title by, through, or under Landlord, but not otherwise) subject only to (i) all matters of record as of the date of Landlord's acquisition of the Building pursuant to the Agreement of Purchase and Sale between Landlord and Tenant dated as of ______________, 1996 (the "Purchase Agreement"), (ii) matters created by or arising through Tenant, (iii) rights of tenants under this Lease and any other lease for space in the Building and (iv) those matters which a correct survey would show, but free and clear of any liens or any other exceptions created by, under, or through Landlord. Landlord shall assign to Tenant all its right, title and interest in and to all contracts, warranties, permits, approvals, and other intangible property related to the Building.

                          (g)     There shall be no proration of taxes or other
expenses.

                          (h)     The Lease shall be terminated as of the
closing. All rent and other payments due by Tenant to Landlord under the Lease shall be prorated to the date of Closing and shall be deposited into the escrow and disbursed to Landlord at closing.

                          (i)     Landlord makes no, and at closing Tenant
shall waive in writing satisfactory to Landlord any, warranty or representation with respect to the Building or the Premises (other than title to the Premises as provided in the deed) and shall release Landlord from any right or claims, known or unknown, with respect to the physical or environmental condition of the Premises or the compliance of the Premises with applicable law.

                          (j)     Landlord may conduct the sale as a tax-free
exchange pursuant to Section 1031 of the Internal Revenue Code. Such exchange shall be conducted through a qualified intermediary, at no cost to Tenant, and without affecting Landlord's obligations to Tenant. Tenant shall not be required to take title to any other property in connection with a Section 1031 exchange.

                          (k)     Tenant's exercise of its option to purchase
hereunder is irrevocable.  Time is of the essence.

                          (l)     Only the Tenant originally named herein or a
Successor of such Tenant may exercise this Purchase Option. The rights of Tenant hereunder are not assignable except to a Successor to which the Lease is assigned as permitted hereunder and shall terminate automatically upon any termination of the Lease other than as a result of default by Landlord. Further, no such right is exercisable if as of the date of exercise of the right or the closing, the Lease has terminated or an Event of Default has occurred and is continuing.

         40. MISCELLANEOUS. (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

                          (b)     If and when included within the term
"Tenant," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

                          (c)     All notices required or permitted to be given
under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

                          (d)     At Landlord's request from time to time
Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders.

                          (e)     Except as set forth in the following
sentence, neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. The parties agree to execute, prepare and record a memorandum of lease stating only the names and addresses of the parties, the description of the Premises, the term of this Lease, the Right of First Offer and the Extension Options described in Paragraph 38.

                          (f)     The normal rule of construction to the effect
that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

                          (g)     The submission by Landlord to Tenant of this
Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

                          (h)     Words of any gender used in this Lease shall
be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

                          (i)     Any amount not paid by Tenant within 10 days
after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 15 percent per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

                          (j)     Construction and interpretation of this Lease
shall be governed by the laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

                          (k)     Time is of the essence as to the performance
of Landlord's and Tenant's obligations under this Lease.

                          (l)     All exhibits and addenda attached hereto are
hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

                          (m)     The following definitions apply in this Lease:

                                  (i)      A Successor (limited to a successor
                          by merger or other form of business acquisition) of Tenant named herein shall be any corporation or entity into which Tenant named herein shall be merged or with which Tenant named herein shall be consolidated, or any successor (by merger or consolidation) thereto. An Affiliate of Tenant named herein shall be a corporation or other entity which owns or controls (by reason of stockholdings therein) Tenant named herein, or which is owned by or controlled by (by reason of stockholdings therein) Tenant named herein or which is owned by controlled by (by reason of stockholdings therein) a corporation which owns or controls (by reason of stockholdings therein) Tenant named herein. Holders of beneficial interest shall be included within the meaning of the term "stockholdings." Where a Successor to or Affiliate of Tenant is in occupancy of space meeting minimum requirements for certain rights conferred on Tenant under the terms of this Lease and the space occupied by Tenant and such Successor or Affiliate aggregates such minimum, Tenant shall have the same rights as if itself were in occupancy thereof.

                                           An Affiliate of Landlord shall be an
                          entity which owns or controls (by reason of stockholdings therein or, if not a corporation, by reason of the ownership or control of beneficial interests therein) Landlord, or which is owned by or controlled by (by reason of stockholdings therein, or if not a corporation, by reason of ownership or control of beneficial interests therein) Landlord, or which is owned by or controlled by (by reasons of stockholdings therein or, if not a corporation, by reason of the ownership or control of beneficial interests therein) a corporation or other entity which owns or controls (by reason of stockholdings therein or, if not a corporation, by reason of the ownership or control of beneficial interests therein) Landlord.

                                  (ii)     The term "business day" means those
                          days other than a Saturday or Sunday on which, under applicable law or regulation, banks in Denver, Colorado, are not prohibited by law from being open for business.

                                           Whenever the last day for performance
                          of an act or satisfaction of an obligation falls on a day which is not a business day, such act shall be performed or obligation satisfied on the next regular business day in Denver, Colorado.

                 (o) All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth below. Any such notices shall be either (1) sent by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered one business day after deposit with such courier, (2) sent by telefax, in which case notice shall be deemed delivered upon transmission of such notice, or (3) sent by personal delivery, in which case notice shall be deemed delivered upon receipt or refusal of delivery. A party's address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

Tenant Notice Address:            J.D. EDWARDS & COMPANY
                                           8055 East Tufts Avenue
                                           Denver, Colorado 80237
                                           Attn: Director of Real Estate
                                           Telephone:  303/488-1188
                                           Facsimile:  303/488-1690

With a copy to:                   J.D. EDWARDS & COMPANY
                                           8055 East Tufts Avenue
                                           Denver, Colorado  80237
                                           Attention:  General Counsel
                                           Telephone:  303/488-4606
                                           Facsimile:  303/488-4679

And with a copy to:               Sherman & Howard, LLC
                                           633 17th Street
                                           Suite 3000
                                           Denver, Colorado  80202
                                           Attention:  James L. Cunningham
                                           Telephone:  303/299-8356
                                           Facsimile:  303/298-0940

Landlord Notice Address:          CARRAMERICA REALTY, L.P.
                                           Attention:  Market Officer
                                           7600 East Orchard Road
                                           Englewood, CO 80111
                                           Telephone: 303/773-0618
                                           Facsimile:  303/779-6587

With a copy to:                   CARRAMERICA REALTY, CORPORATION
                                           Attention:  Asset Management
                                           1700 Pennsylvania Avenue, N.W.
                                           Washington, D.C.  20006
                                           Telephone:  202/624-7500
                                           Facsimile:  202/638-0102

And a copy to:                    Mayer, Brown & Platt
                                           Attn:  George Ruhlen
                                           141 East Palace Avenue
                                           Santa Fe, New Mexico 87501
                                           Telephone: 505/820-8186
                                           Facsimile: 505/820-7334

                                 SIGNATURE PAGE
                                       TO
                         BUILD-TO-SUIT LEASE AGREEMENT


         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.



=====================================================================================================
 TENANT:                                               LANDLORD:
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
 J. D. EDWARDS & COMPANY, L.P.                         CARRAMERICA REALTY, L.P.
 a Colorado corporation                                a Delaware limited partnership
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
                                                       By:  CarrAmerica Realty GP Holdings, Inc.,
                                                            a Delaware corporation,
                                                            general partner
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
 By:                                                   By:
    -------------------------------------------           -------------------------------------------
-----------------------------------------------------------------------------------------------------
          Richard G. Snow, Jr.
-----------------------------------------------------------------------------------------------------
 Title:   Vice President and General Counsel           Title:
                                                             ----------------------------------------
=====================================================================================================


                                             List of Exhibits:
                                             -----------------

          EXHIBIT A        -        Legal Description of Land

          EXHIBIT B        -        Schedule and Depiction of Rentable Areas

          EXHIBIT C        -        Operating Expenses

          EXHIBIT D        -        Rules and Regulations

          EXHIBIT E        -        Arbitration

                                   EXHIBIT A

                           LEGAL DESCRIPTION OF LAND

PARCEL 1


A PARCEL OF LAND BEING LOCATED IN THE DENVER TECHNOLOGICAL CENTER EAST IN SECTIONS 8 AND 9, TOWNSHIP 5 SOUTH, RANGE 67 WEST OF THE 6TH PRINCIPAL MERIDIAN, CITY AND COUNTY OF DENVER, STATE OF COLORADO, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE WEST QUARTER CORNER OF SECTION 9; THENCE ALONG THE EAST-WEST CENTERLINE OF SECTION 9 BEARING SOUTH 89 DEGREES 59 MINUTES 25 SECONDS EAST,
279.73 FEET TO THE TRUE POINT OF BEGINNING;

THENCE NORTH 52 DEGREES 41 MINUTES 01 SECONDS WEST, 368.62 FEET; THENCE ALONG A NON-TANGENT CURVE TO THE RIGHT HAVING AN ARC LENGTH OF 563.61 FEET, A CENTRAL ANGLE OF 30 DEGREES 04 MINUTES 04 SECONDS, A RADIUS OF 1,074.00 FEET AND A CHORD WHICH BEARS NORTH 52 DEGREES 23 MINUTES 11 SECONDS EAST, 557.17 FEET; THENCE SOUTH 27 DEGREES 16 MINUTES 44 SECONDS EAST, 79.29 FEET; THENCE ALONG A NON-TANGENT CURVE TO THE RIGHT HAVING AN ARC LENGTH OF 413.05 FEET, A CENTRAL ANGLE OF 23 DEGREES 47 MINUTES 07 SECONDS, A RADIUS OF 995.00 FEET AND A CHORD WHICH BEARS NORTH 79 DEGREES 41 MINUTES 12 SECONDS EAST, 410.10 FEET TO A POINT OF NON-TANGENCY; THENCE NORTH 43 DEGREES 56 MINUTES 35 SECONDS EAST, 67.90 FEET TO THE RIGHT-OF-WAY LINE OF SOUTH ULSTER STREET PARKWAY; THENCE ALONG SAID RIGHT-OF-WAY LINE BEING A CURVE TO THE LEFT HAVING AN ARC LENGTH OF 73.83 FEET, A CENTRAL ANGLE OF 05 DEGREES 13 MINUTES 20 SECONDS, A RADIUS OF 810.00 FEET AND A CHORD WHICH BEARS SOUTH 48 DEGREES 40 MINUTES 05 SECONDS EAST, 73.80 FEET; THENCE LEAVING SAID RIGHT-OF-WAY LINE SOUTH 35 DEGREES 51 MINUTES 07 SECONDS WEST, 95.85 FEET TO POINT OF CURVATURE; THENCE ALONG A CURVE TO THE LEFT HAVING AN ARC LENGTH OF 374.78 FEET, A CENTRAL ANGLE OF 35 DEGREES 36 MINUTES 58 SECONDS, A RADIUS OF 602.79 FEET AND A CHORD WHICH BEARS SOUTH 18 DEGREES 02 MINUTES 45 SECONDS WEST, 368.70 FEET TO A POINT OF TANGENCY; THENCE SOUTH 00 DEGREES 14 MINUTES 25 SECONDS WEST, 243.18 FEET; THENCE ALONG A NON-TANGENT CURVE TO THE LEFT HAVING AN ARC LENGTH OF 257.58 FEET, A CENTRAL ANGLE OF 45 DEGREES 28 MINUTES 50 SECONDS, A RADIUS OF 324.50 FEET AND A CHORD WHICH BEARS SOUTH 60 DEGREES 03 MINUTES 24 SECONDS WEST, 250.87 FEET; THENCE NORTH 52 DEGREES 41 MINUTES 01 SECONDS WEST, 379.45 FEET TO THE TRUE POINT OF BEGINNING.

BASIS OF BEARINGS: ASSUMED ALONG THE SOUTHEASTERLY LINE OF DTC EAST, WHICH IS SITUATED SOUTH AND WEST OF SOUTH ULSTER STREET PARKWAY, NORTHWEST OF UNION AVENUE PARKWAY, AND EAST OF INTERSTATE HIGHWAY I-25, AND BEING THE NORTHERLY RIGHT- OF-WAY LINE OF UNION AVENUE PARKWAY, BOOK 29, PAGE 56, AS MONUMENTED BY A PIN AND CAP PLS 9655 BEING THE EASTERLY CORNER OF PARCEL 1, RECEPTION NO. 92-0071136 AND A PIN AND CAP PLS 23899, BEARING NORTH 64 DEGREES 49 MINUTES 30 SECONDS WEST, 766.84 FEET.

PARCEL 2

A PARCEL OF LAND BEING LOCATED IN THE DENVER TECHNOLOGICAL CENTER IN SECTION 9, TOWNSHIP 5 SOUTH, RANGE 67 WEST OF THE SIXTH PRINCIPAL MERIDIAN, CITY AND COUNTY OF DENVER, STATE OF COLORADO, BEING MORE PARTICULARLY DESCRIBED AS
FOLLOWS:

COMMENCING AT THE WEST QUARTER CORNER OF SECTION 9; THENCE N81 degrees 26'41"E,
808.84 FEET TO THE TRUE POINT OF BEGINNING; THENCE N00 degrees 14'25"E, 17.92 TO A POINT OF CURVATURE; THENCE 10.24 FEET ALONG THE ARC OF A CURVE TO THE RIGHT HAVING A RADIUS OF 602.79 FEET, A CENTRAL ANGLE OF 00 degrees 58'22", AND A CHORD WHICH BEARS N00 degrees 43'01"E, 10.24 FEET; THENCE 23.38 FEET ALONG THE ARCH OF A CURVE TO THE LEFT HAVING A RADIUS OF 25.00 FEET, A CENTRAL ANGLE OF 53 degrees 35'55", AND A CHORD WHICH BEARS N29 degrees 54'67"E, 22.64 FEET TO A POINT OF COMPOUND CURVATURE; THENCE 167.63 FEET ALONG THE ARC OF A CURVE TO THE RIGHT HAVING A RADIUS OF 592.29 FEET, A CENTRAL ANGLE OF 16 degrees 12'58", AND A CHORD WHICH BEARS N11 degrees 13'27"E, 167.07 FEET TO A POINT OF REVERSE CURVATURE; THENCE 15.26 FEET ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 10.00 FEET, A CENTRAL ANGLE OF 87 degrees 25'80", AND A CHORD WHICH BEARS N24 degrees 23'00"W, 13.82 FEET TO A POINT OF TANGENCY; THENCE N68 degrees 05'58"W, 0.87 FEET; THENCE 38.35 FEET ALONG THE ARC OF A NON-TANGENT CURVE TO THE RIGHT HAVING A RADIUS OF 602.79 FEET, A CENTRAL ANGLE OF 03 degrees 38'41", AND A CHORD WHICH BEARS N22 degrees 06'27"E, 38.34 FEET; THENCE 23.79 FEET ALONG A NON-TANGENT CURVE TO THE LEFT HAVING A RADIUS OF
20.00 FEET, A CENTRAL ANGLE OF 52 degrees 25'54", AND A CHORD WHICH BEARS N52 degrees 08'18"E, 22.97 FEET TO A POINT OF REVERSE CURVATURE; THENCE 103.01
FEET ALONG AN ARC OF A CURVE TO THE RIGHT HAVING A RADIUS OF 592.29 FEET, A CENTRAL ANGLE OF 09 degrees 57'53", AND A CHORD WHICH BEARS N30 degrees 52'18"E, 102.88 FEET TO A POINT OF TANGENCY; THENCE N35 degrees 51'07"E, 95.39 FEET TO THE SOUTHWESTERLY RIGHT-OF-WAY LINE OF SOUTH ULSTER STREET PARKWAY; THENCE 44.90 FEET ALONG SAID SOUTHWESTERLY RIGHT-OF-WAY LINE BEING THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 810.00 FEET, A CENTRAL ANGLE OF 03 degrees 10'35", AND A CHORD WHICH BEARS S53 degrees 36'39"E, 44.90 FEET; THENCE LEAVING SAID SOUTHWESTERLY RIGHT-OF-WAY LINE S35 degrees 51'07"W, 32.45 FEET TO A POINT OF CURVATURE; THENCE 44.40 FEET ALONG THE ARC OF A CURVE TO THE RIGHT HAVING A RADIUS OF 115.00 FEET, A CENTRAL ANGLE OF 22 degrees 07'23", AND A CHORD WHICH BEARS S45 degrees 54'48"W, 44.13 FEET TO A POINT OF REVERSE CURVATURE; THENCE
35.10 FEET ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 85.00 FEET, A CENTRAL ANGLE OF 23 degrees 39'28", AND A CHORD WHICH BEARS S46 degrees 08'46"W, 34.85 FEET TO A POINT OF COMPOUND CURVATURE; THENCE 334.44 FEET ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 582.29 FEET, A CENTRAL ANGLE OF 34 degrees 04'43", AND A CHORD WHICH BEARS S17 degrees 16'40"W, 329.53 FEET TO A POINT OF TANGENCY; THENCE S00 degrees 14'25"W, 16.34 FEET; THENCE 40.54 FEET ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 550.00 FEET, A CENTRAL ANGLE OF 04 degrees 13'25", S87 degrees 52'54"W, 40.35 FEET TO THE TRUE POINT OF BEGINNING. SAID PARCEL CONTAINS 0.37 ACRES (10030.87 SQUARE FEET), MORE OR LESS.

BASIS OF BEARINGS: ASSUMED ALONG THE SOUTHEASTERLY LINE OF DTC EAST, WHICH IS SITUATED SOUTH AND WEST OF SOUTH ULSTER STREET PARKWAY, NORTHWEST OF UNION AVENUE PARKWAY, AND EAST OF INTERSTATE HIGHWAY I-25, AND BEING THE NORTHERLY RIGHT- OF-WAY LINE OF UNION AVENUE PARKWAY, BOOK 29, PAGE 58, AS MONUMENTED BY A PIN AND CAP PLS 9000 BEING THE EASTERLY CORNER OF PARCEL 1, RECEPTION NUMBER 92-0071138 AND A PIN AND CAP PLS 23899 BEARING N64 degrees 49'20"W, 766.84 FEET.

                                   EXHIBIT B

                    SCHEDULE AND DEPICTION OF RENTABLE AREAS

                                 [See Attached]

                                   EXHIBIT C

                          OPERATING EXPENSES ADDENDUM


         A. Operating Expenses. The term "Operating Expenses" as used in the Lease means all costs and expenses incurred by Landlord in owning, managing, operating, maintaining, servicing, insuring and repairing the Building, the surface and garage parking lots and other exterior appurtenances, and the land upon which the Building is located (the "Land"), including but not limited to the following:

                 1. premiums and other charges for insurance (including, but not limited to, property insurance, rent loss insurance and liability insurance and deductibles);

                 2. all management fees incurred in the management of the Building, whether such management services are provided by Landlord, an affiliate of Landlord, or an independent management company; provided that so long as the Building is managed by Landlord or an Affiliate of Landlord, management fees included in Operating Expenses in any year shall not exceed 2.5% of Base Rent for such year;

                 3. the cost of goods, services equipment and supplies used or incurred directly or indirectly in the operation, maintenance, replacement, repair and administration of the Building, including lighting, relamping, heating, ventilating, and air conditioning cost, the cost of maintaining and repairing all mechanical, electrical and other Building systems, costs of providing hot and cold water, electrical or any other energy supplied to the Building, elevator maintenance and operation, and other service contracts;

                 4. except as expressly excluded below, costs of capital expenditures made by Landlord in order to comply with its maintenance obligations under the Lease, or for the purpose of complying with Legal Requirements or Insurance Requirements or that are intended to result in a net decrease in Operating Expenses or improve building safety; provided that any such expense in excess of $5,000 (any such expense which is less than or equal to $5,000 may be included in Operating Expenses in the year incurred) shall be amortized over the useful life of such capital improvement (determined in accordance with GAAP but in no event longer than 15 years), with interest thereon at the rate of 10% per annum.

                 5. salaries, wages, benefits and other expenses of Building personnel (including cost of uniforms, worker's compensation and unemployment insurance, fidelity bonds, vacation pay, pension and retirement benefits, health care, and other employee benefits, whether statutory or otherwise but excluding club memberships, events tickets or other similar fringe benefits) and of all employees of Landlord or any Affiliate of Landlord employed in or who perform services or provide supervision in connection with the operation, maintenance, repair and administration of the Building and related grounds and improvements (including nonadministrative personnel but excluding any employees located outside of the Denver metropolitan area and (i) if the Landlord employs a dedicated building manager for the Building, excluding any executive employee above the level of building manager or (ii) if landlord does not employ a dedicated building manager for the Building, excluding any executive employees above the level of director of property management or director of operations), and amounts paid to contractors and subcontractors in connection with any of the foregoing (with respect to employees of Landlord or any Affiliate of Landlord which are not exclusively employed in connection with the Building, Operating Expenses shall include a pro rata allocation of costs and expenses related to such employees, as reasonably determined by Landlord);

                 6. the cost of any security services provided or arranged by Landlord (but not for any period for which Tenant elects to provide security in lieu of security provided by Landlord, as permitted in the Lease);

                 7. legal fees, and accounting, architectural and other professional fees and expenses incurred in connection with the operation, maintenance repair and administration of the Building and related improvements (but not including fees and expenses of in-house accountants employed by Landlord or any Affiliate of Landlord);

                 8. costs of any service not provided to the Building on the Rent Commencement Date but thereafter provided by Landlord at the request of Tenant or in the prudent management of the Building;

                 9. cost of maintenance and replacement of landscaping, the cost of maintenance, resurfacing and restriping of parking areas, and the cost of maintenance and repair of Common Areas and cleaning services and supplies furnished to Building or the Premises;

                 10. costs associated with the provision or operation of any common facilities and service amenities;

                 11. the cost of maintaining management or engineering offices for the Building (including administrative expenses but excluding rent on any such offices), which offices may be located in another building, and this expense may include a reasonable allocation of such costs related to maintaining offices that Building management and engineering personnel occupy in off-site offices of Landlord or any Affiliate of Landlord;

                 12. electricity, water, sewer and other utility charges not billed directly to tenants or occupants;

                 13.      any and all Taxes;

                 14. expenses (including reasonable attorneys' fees and appraisers' fees) incurred in reviewing, protesting or seeking a reduction of Taxes, which shall be sought solely at Landlord's sole discretion;

                 15. any dues, assessments or costs payable to owner's associations or special districts or under any covenants, conditions and restrictions or easements of record;

                 16. any costs of maintaining and repairing the Access Road (as such term is defined in the Conveyance of Easement (the "Access Easement") between Landlord and Tenant of even date with this Lease), including Landlord's share under the Access Easement of any costs incurred by any party other than Landlord (such costs shall be included in Operating Expenses in the year incurred and not amortized, without regard to whether such costs constitute capital expenditures); provided that Operating Expenses shall not include any of such costs to the extent that Landlord is reimbursed for any such costs;

                 17. any other costs or expenses expressly included in Operating Expenses pursuant to the Lease.

         B. Exclusions from Operating Expenses. Anything in Paragraph A above notwithstanding, the following items shall not be included in Operation
Expenses:

                 1. capital expenditures incurred in connection with maintaining the structural soundness of the roof (but not the integrity of the roof membrane), foundation, structural steel and exterior walls of the Building (damages caused by Tenant, its employees, agents and contractors excluded).
The term "walls" as used in this Paragraph shall not include windows, glass or plate glass, flashing, curtain walls, doors, or entries;

                 2. all costs associated with the operation of the business of the entity which constitutes Landlord, as distinguished from the costs of Building operations, management and maintenance, including, but not limited to, costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Building or the Land, and costs of any disputes between Landlord and its employees;

                 3. costs of disputes of Landlord with Building management, or costs incurred in connection with disputes with Tenant or any other tenants;

                 4. costs (including permit, license and inspection fees and tenant allowances or other incentives) associated with preparing any vacated space in the Building for occupancy by any new tenant, including costs of space planning, renovating, improving or decorating, painting or redecorating vacant space;

                 5. any advertising or promotional expense relating to the Building;

                 6. any costs of services sold or provided to tenants or other occupants which are paid or reimbursed directly by such tenants or occupants, rather than through Operating Expenses;

                 7. expenses in connection with services or other benefits which are provided to another tenant or occupant and which are not services required hereunder or generally made available to all tenants or occupants of the Building;

                 8. depreciation and amortization of the Building, other than amortization of capital expenses as provided in Paragraph A above;

                 9. costs incurred due to violation by Landlord or any managing agent or any tenant of the terms and conditions of any lease;

                 10. interest on debt or amortization payments on any mortgages or deeds of trust or any other debt service or instrument encumbering the Building or Land;

                 11. any cost or expense related to removal, cleaning, abatement or remediation of "hazardous materials" or environmental conditions which were not located on the Land or did not exist as of Project Close-Out and which were not deposited, released or caused by Tenant, its subtenants, assignees or their respective agents, contractors, employees, licensees or invitees;

                 12. any compensation paid to clerks, attendants, concierges or other persons working in or managing commercial concessions which charge fees or sales prices and which are not part of the services provided to all tenants or occupants of the Building;

                 13. the cost of repairs or other work incurred by reason of fire, windstorm or other casualty (except that deductibles paid pursuant to any insurance shall be included as Operating Expenses) or by the exercise of the right of eminent domain to the extent that Landlord is compensated therefor through proceeds of insurance or condemnation awards, or would have been so reimbursed if Landlord had in force all of the insurance required to be carried by Landlord under the provisions of this Lease;

                 14. leasing commissions, attorney fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants or other occupants or prospective tenants, or associated with the enforcement of any leases;

                 15. "takeover" expenses incurred by Landlord with respect to space located in another building of any kind or nature in connection with the leasing of space in the Building;

                 16. costs of repair or replacement for any item covered by a warranty to the extent that such costs are paid or reimbursed by the party honoring such warranty;

                 17. costs for which Landlord is reimbursed by its insurance carrier or by any tenant's insurance carrier or by any other entity (other than through Operating Expense passthroughs); and

                 18. any fines, costs, penalties or interest resulting from the gross negligence or willful misconduct of the Landlord or its agents, contractors, or employees.

         C. Occupancy Adjustment. If during all or any portion of any year the Building is not fully rented and occupied by tenants, Landlord may elect to make an appropriate adjustment of Operating Expenses for such year, employing sound accounting and management principles, to determine the Operating Expenses that would have been paid or incurred by Landlord had the Building been fully rented and occupied for the entire year, and the amount so determined shall be deemed to have been the Operating Expenses for such year.

         D. Tenant's Audit Right. At any time within 4 months after Landlord has issued a statement of final reconciliation of Operating Expenses payable by Tenant for the preceding year, and after at least 10 business days prior written notice to Landlord, Tenant will have the right to review and audit the books and records of Landlord relating to such Operating Expenses during normal business hours and at the office of Landlord at which such books and records are routinely maintained. The audit will be conducted at Tenant's expense by a certified public accountant. If Tenant's audit reveals that the Operating Expenses charged to Tenant exceed or were less than Tenant's share of actual Operating Expenses, and such variance is confirmed by Landlord's certified public accountant, then Landlord will reimburse Tenant for any overcharge, or Tenant will pay to Landlord any undercharge, as applicable, within 30 days after such final determination. In the event of a confirmed overcharge of Operating Expenses to Tenant in excess of 5% of Tenant's share of actual Operating Expenses in such year, Landlord also shall reimburse Tenant for the reasonable cost of Tenant's audit if such audit was conducted by an independent certified public accountant, but not in excess of an amount equal to $5,000.

                                   EXHIBIT D

                             RULES AND REGULATIONS


         1. The sidewalks, entrances, halls, corridors, elevators, and stairways of the Building shall not be obstructed or used as a waiting or lounging place by Tenant, or its agents, servants, employees, invitees, licensees, and visitors.

         2. Landlord reserves the right to refuse admittance to the Building at any time other than between the hours of 7:00 a.m. and 6:00 p.m. weekdays which are not Building Holidays, to any person not producing either a key to this Premises or a pass issued in accordance with the access and security procedures for the Building. Landlord shall in no case be liable for damages for the admission or exclusion of any person to or from the Building.

         3. Landlord will furnish each Tenant with two keys to each door lock in its Premises, and Landlord may make a reasonable charge for any additional keys requested by Tenant. No Tenant shall have any keys made for its Premises; nor shall any Tenant alter any lock, or install new or additional locks or bolts on any door without the prior written approval of Landlord. If a lock alteration or installation is made, the new lock must accept the master key for the Building. Each tenant, upon the expiration or termination of its tenancy, shall deliver to Landlord all keys in such Tenant's possession for all locks and bolts in the Building.

         4. In order that the Building may be kept in a state of cleanliness, subject to any agreed security procedures, Tenant shall permit Landlord's employees (or Landlord's agent's employees) to clean its Premises and except as expressly agreed by Landlord, no Tenant shall employ any person(s) other than Landlord's employees (or Landlord's agents employees) for such purpose. No Tenant shall cause any unnecessary labor by reason of such Tenant's carelessness or indifference in the preservation of good order and cleanliness of its Premises. Tenant will see that during any periods of nonuse:

                 a.       the windows are closed;

                 b.       the doors securely locked; and

                 c. all water faucets and other utilities are shut off (so as to prevent waste or damage).

         In the event Tenant must dispose of crates, boxes, etc., which will not fit into office waste paper baskets or for which disposal is not provided under the agreed cleaning specifications, it will be the responsibility of Tenant to dispose of same. In no event shall Tenant set such items in the hallways or other areas of the Building or garage facility.

         5. Landlord reserves the right to prescribe reasonable rules as to the date, time, method and conditions upon which any personal property, equipment, trade fixtures, merchandise and other similar items shall be delivered to or removed from the Building. No heavy or bulky object shall be delivered to or removed from the Building, except by experienced movers or riggers. All damage done to the Building by the delivery or removal of such items, or by reason of their presence in the Building, shall be paid to Landlord, immediately upon demand, by the Tenant, by, through or under whom such damage was done. There shall not be used, in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand-trucks except those equipped with rubber tires.

         6. The walls, partitions, skylights, windows, doors, and transoms that reflect or admit light into passageways or into any other part of the Building shall not be covered or obstructed by any Tenant.

         7. The toilet-rooms, toilets, urinals, wash bowls and water apparatus shall not be used for any purpose other than for those for which they were constructed or installed, and no sweeping, rubbish, chemicals, or other unsuitable substances shall be thrown or placed therein.

         The expense of any breakage, stoppage or damage resulting from violations of this rule by Tenant or by Tenant's agents, servants, employees, invitees, licensees, or visitors, shall be borne by Tenant.

         8. No signaling, telegraphic, or telephonic instruments or devices, or other wires, instruments or devices, shall be installed in connection with any Premises without the prior written approval of Landlord. Such installations, and the boring or cutting for wires, shall be made at the sole cost and expense of Tenant. All such wires used by Tenant must be clearly tagged at the distribution boards and junction boxes and elsewhere in the Building, with (x) the number of this Leased Premises to which said wires lead,
(y) the purpose for which said wires are used, and (z) the name of the company operating same. Landlord retains, in all cases, the right to require:

                 a. the installation and use of such electrical protecting devices that prevent the transmission of excessive currents of electricity into or through the Building;

                 b. the changing of wires and of their installation and arrangement underground or otherwise as Landlord may direct; and

                 c. compliance on the part of all using or seeking access to such wires with such rules as Landlord may establish relating thereto.

         9.      Tenant, its agents, servants, or employees shall not:

                 a. go upon the roof of the Building without Landlord's prior consent;

                 b. except as approved by Landlord in writing, use any additional method of heating or air conditioning its Premises;

                 c. sweep or throw any dirt or other substance from its Premises into any of the halls, corridors, elevators, or stairways of the Building;

                 d. except as agreed by Landlord in writing, install any radio or television antenna or any other device or item on the roof, exterior walls, windows, or window sills of the Building;

                 e. place objects against glass partitions, doors, or windows which would be unsightly from the interior or exterior of the Building; or

                 f. except to the extent permitted under the Lease, use any portion of its Premises: (i) for the storage of merchandise for sale to the general public (other than sale of Tenant's software products), (ii) for lodging or sleeping, or (iii) for cooking (except that the use by any Tenant of Underwriter's Laboratory equipment for brewing coffee, tea and similar beverages or the use of by Tenant of a similarly approved microwave oven shall be permitted, provided that such use is in compliance with law). Tenant, its agents, servants and employees, invitees, licensees, or visitors shall not permit the operation of any musical or sound producing instruments or device which may be heard outside its Premises, or which may emit electrical waves which will impair radio or television broadcast or reception from or into the Building.

         10.     Tenant shall not store or use in its Premises:

                 a. any ether, naphtha, phosphorous, benzol, gasoline, benzine, petroleum, crude or refined earth or coal oils, kerosene or camphene;





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
                 b. any other flammable, combustible, explosive or illuminating fluid, gas or material of any kind;
or
                 c. any other fluid, gas or material or any kind having an offensive odor.

         11. No canvassing, soliciting, distribution of hand bills or other written material, or peddling shall be permitted in the Building, and Tenant shall cooperate with Landlord in prevention and elimination of same.

         12. Tenant shall give Landlord prompt notice of all accidents to, or defects in, air conditioning equipment, plumbing, electrical facilities, or any part or appurtenances of its Premises, the Building or the Initial Improvements.

         13. The landscaped grounds adjacent to the Building shall be used for the enjoyment of Tenant, its agents, servants, and employees so long as such parties conduct themselves in a manner so as not to disturb, destroy, or litter said grounds. All parties using the grounds shall comply with all laws, ordinances, and rules and regulations of the city and/or county in which the Building lies.

                                   EXHIBIT E

                             ARBITRATION PROCEDURE

         1. Disputes To Be Resolved By Binding Arbitration. Anything in the Lease to the contrary notwithstanding, the submission to arbitration in accordance with the terms of this exhibit is the sole and exclusive method, means, and procedure to resolve any claims, disputes, or disagreements arising under this Lease with respect to the following matters: (i) the reasonableness of any action taken or judgment that either party makes in any instance where that party has expressly agreed in this Lease to be reasonable in taking that action or making that judgment; (ii) the amount of any abatement of Base Rent or Operating Expenses where Tenant is entitled to such an abatement under the provisions of this Lease; (iii) whether an item of Operating Expenses is commercially reasonable where expressly required to be reasonable by the terms of this Lease; (iv) whether a matter conforms with the standards of first class office buildings in the Denver Technological Center where the Lease requires such conformance; and (v) the amount of Fair Market Rent for the second extension term under Paragraph 38 of the Lease. The provisions of this Exhibit shall not apply with respect to any claim, dispute or disagreement except for those expressly identified above.

         2. Selection of Arbitrator. Any dispute to be arbitrated pursuant to the provisions of this Exhibit shall be determined by binding arbitration before a panel of three arbitrators, and except as provided under Paragraph 38 of the Lease with respect to disputes as to Fair Market Rent, under the commercial arbitration rules then in effect (the "Arbitration Rules") of the American Arbitration Association ("AAA"). Such arbitration shall be initiated by the parties, or either of them, within ten (10) days after either party sends written notice (the "Arbitration Notice") of a demand to arbitrate by registered or certified mail to the other party and to the Denver regional office of the AAA. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought. Each party shall designate an arbitrator from the AAA's list of available arbitrators within ten
(10) days after the initiation of the arbitration and within 3 business days thereafter the two designated arbitrators shall select a third arbitrator. If either party fails to select an arbitrator, or if the two arbitrators fail to select the third arbitrator, the panel of three arbitrators shall be selected in accordance with the Arbitration Rules. Each arbitrator selected hereunder shall have substantial experience in commercial real estate matters generally, including specific experience related to commercial leases. The panel of arbitrators selected hereunder is sometimes referred to herein as the "Arbitrator".

         3. Pre-Decision Arbitration Procedures. The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues. The parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference. The scope and duration of discovery will be within the sole discretion of the Arbitrator. The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses. This discretion shall be exercised so as to limit the scope of discovery to the amount of discovery which the Arbitrator determines to be reasonable under the circumstances.

         4. Arbitration Hearing. The arbitration shall be conducted in Denver, Colorado. Any party may be represented by counsel or other authorized representative. The parties may offer such evidence as is relevant and material to the dispute. The Arbitrator shall be the judge of relevance and materiality.

         5. Governing Law. In rendering a decision, the Arbitrator shall determine the rights and obligations of the parties according to the laws of Colorado and the terms and provisions of this Lease.

         6. Arbitration Award. The Arbitrator shall issue the award as soon as reasonably possible following the conclusion of the arbitration hearing, but in no event later than thirty (30) days after the conclusion of the arbitration hearing. The Arbitrator's award shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The Arbitrator may make any determination, and/or grant any remedy or relief that is just and equitable; provided, however, in no event may the Arbitrator award punitive damages. The award must be based





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
on, and accompanied by, a written statement of decision explaining the factual and legal basis for the award as to each of the principal controverted issues. The award shall be conclusive and binding, and it may thereafter be confirmed as a judgment by any Colorado court of applicable jurisdiction, subject to challenge only on one or more of the following grounds: (i) the award was procured by corruption, fraud or other undue means; (ii) there was corruption in any of the arbitrators; (iii) the rights of the appealing party were substantially prejudiced by misconduct of a neutral arbitrator; (iv) the arbitrators exceeded their powers and the award cannot be corrected without affecting the merits of the decision upon the controversy submitted; (v) the rights of the appealing party were substantially prejudiced by the refusal of the arbitrators to postpone any hearing upon sufficient cause being shown therefor or by the refusal of the arbitrators to hear evidence material to the controversy or by other conduct of any arbitrator contrary to the Arbitration Rules; (vi) any other grounds which permit appeal under the Arbitration Rules; or (vii) based upon the Arbitrator's incorrect application of Colorado statutory or common law. The validity and enforceability of the Arbitrator's decision is to be determined exclusively by the Colorado courts pursuant to the provisions of this Lease.

         7. Attorneys' Fees and Costs. The Arbitrator may award costs, including, without limitation, attorneys' fees, and expert and witness costs, to the prevailing party, if any, as determined by the Arbitrator in the Arbitrator's discretion. The Arbitrator's fees and costs shall be paid by the non-prevailing party as determined by the Arbitrator in his discretion. A party shall be determined by the Arbitrator to be the prevailing party if its proposal for the resolution of dispute is the closer to that adopted by the Arbitrator.





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